TRUST INDENTURE

DATED AS OF THE 19TH DAY OF OCTOBER, 2006

BETWEEN

RED MILE ENTERTAINMENT INC.

AND

OLYMPIA TRUST COMPANY

PROVIDING FOR THE ISSUE OF SENIOR SECURED CONVERTIBLE DEBENTURES

TABLE OF CONTENTS
Page

ARTICLE 1 INTERPRETATION
1.1 Definitions	1
1.2 “Meaning of “Outstanding”	5
1.3 Interpretation	5
1.4 Headings Etc.	6
1.5 Day not a Business Day	6
1.6 Applicable Law	6
1.7 Monetary References	6
1.8 Invalidity, Etc.	6
1.9 Time of Essence	6
1.10 Language	6
1.11 Successors and Assigns	6
1.12 Beneficiaries of Indenture	7
1.13 Declaration and Acceptance of Trust	7

ARTICLE 2 THE DEBENTURES	7
2.1 Limit of Debentures	7
2.2 Terms of Debentures of any Series	7
2.3 Form of Debentures	8
2.4 Form and Terms of Initial Debentures	9
2.5 Certification and Delivery of Additional Debentures	13
2.6 Issue of Global Debentures	15
2.7 Execution of Debentures	15
2.8 Certification	15
2.9 Mutilation, Loss, Theft or Destruction	16
2.10 Concerning Interest	16
2.11 Debentures to Rank Pari Passu	16
2.12 Payments of Amounts Due on Maturity	17
2.13 Payments of Amounts Due on Redemption	17
2.14 Legend on the Debentures	18
2.15 Payment of Interest	18
2.16 Right to Pay Interest in Common Shares	19
2.17 Withholding Tax	21

ARTICLE 3 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP	22
3.1 Fully Registered Debentures	22
3.2 Global Debentures	22
3.3 Transferee Entitled to Registration	24
3.4 No Notice of Trusts	24
3.5 Registers Open for Inspection	24
3.6 Exchanges of Debentures	24
3.7 Closing of Registers	25
3.8 Charges for Registration, Transfer and Exchange	25
3.9 Ownership of Debentures	25

ARTICLE 4 REDEMPTION, REPAYMENT AND PURCHASE OF DEBENTURES	26
4.1 Applicability of Article	26
4.2 Partial Redemption	26
4.3 Notice of Redemption	27
4.4 Debentures Due on Redemption Dates	27
4.5 Deposit of Redemption Monies or Common Shares	28
4.6 Right to Repay Redemption Price and Interest in Common Shares	28
4.7 Failure to Surrender Debentures Called for Redemption	30
4.8 Cancellation of Debentures Redeemed	30
4.9 Right to Repay Principal Amount and Interest in Common Shares	30

ii

ARTICLE 5 CONVERSION OF DEBENTURES	32
5.1 Applicability of Article	32
5.2 Notice of Expiry of Conversion Privilege	33
5.3 Revival of Right to Convert	33
5.4 Manner of Exercise of Right to Convert	33
5.5 Adjustment of Conversion Price	34
5.6 No Requirement to Issue Fractional Common Shares	37
5.7 Corporation to Reserve Common Shares	37
5.8 Cancellation of Converted Debentures	37
5.9 Certificate as to Adjustment	38
5.10 Notice of Special Matters	38
5.11 Protection of Debenture Trustee	38

ARTICLE 6 COVENANTS OF THE CORPORATION	38
6.1 To Pay Principal, Premium (if any) and Interest, etc	39
6.2 To Pay Debenture Trustee’s Remuneration	39
6.3 To Give Notice of Default	39
6.4 Preservation of Existence, etc.	39
6.5 Keeping of Books	39
6.6 To Provide Financial Statements	39
6.7 Perfection of Security Interest	39
6.8 No Distributions on Common Shares if Event of Default	39
6.9 Performance of Covenants by Debenture Trustee	40
6.10 Certificate of Compliance	40

ARTICLE 7 DEFAULT	40
7.1 Events of Default	40
7.2 Notice of Events of Default	41
7.3 Waiver of Default	41
7.4 Enforcement by the Debenture Trustee	42
7.5 No Suits by Debentureholders	43
7.6 Application of Monies by Debenture Trustee	43
7.7 Notice of Payment by Debenture Trustee	44
7.8 Debenture Trustee May Demand Production of Debentures	44
7.9 Remedies Cumulative	44
7.10 Judgment Against the Corporation	45

ARTICLE 8 SATISFACTION AND DISCHARGE	45
8.1 Cancellation and Destruction	45
8.2 Non-Presentation of Debenture	45
8.3 Repayment of Unclaimed Monies or Common Shares	45
8.4 Discharge	46
8.5 Satisfaction	46
8.6 Continuance of Rights, Duties and Obligations	47

ARTICLE 9 SUCCESSORS	48
9.1 Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.	48
9.2 Vesting of Powers in Successor	49

ARTICLE 10 MEETINGS OF DEBENTUREHOLDERS	49
10.1 Right to Convene Meeting	49
10.2 Notice of Meetings	49
10.3 Chairman	50
10.4 Quorum	51
10.5 Power to Adjourn	51
10.6 Show of Hands	51
iii

10.7 Poll	51
10.8 Voting	51
10.9 Proxies	52
10.10 Persons Entitled to Attend Meeting	52
10.11 Powers Exercisable by Extraordinary Resolution	52
10.12 Meaning of “Extraordinary Resolution”	54
10.13 Powers Cumulative	55
10.14 Minutes	55
10.15 Instruments in Writing	55
10.16 Binding Effect of Resolutions	55
10.17 Evidence of Rights Of Debentureholders	55
10.18 Concerning Serial Meetings	55

ARTICLE 11 NOTICES	56
11.1 Notice to Corporation	56
11.2 Notice to Debentureholders	56
11.3 Notice to Debenture Trustee	56
11.4 Mail Service Interruption	56

ARTICLE 12 CONCERNING THE DEBENTURE TRUSTEE	57
12.1 No Conflict of Interest	57
12.2 Replacement of Debenture Trustee	57
12.3 Duties and Obligations of Debenture Trustee	57
12.4 Reliance Upon Declarations, Opinions, etc.	58
12.5 Evidence and Authority to Debenture Trustee, Opinions, etc	58
12.6 Officer’s Certificates Evidence	59
12.7 Experts, Advisers and Agents	59
12.8 Investment of Monies Held by Debenture Trustee	59
12.9 Debenture Trustee Not Ordinarily Bound	60
12.10 Debenture Trustee Not Required to Give Security	60
12.11 Debenture Trustee Not Bound to Act on Corporation’s Request	60
12.12 Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder	60
12.13 Authority to Carry on Business	61
12.14 Compensation and Indemnity	61
12.15 Duties as Security Trustee	62
12.16 Acceptance of Trust	62

ARTICLE 13 SUPPLEMENTAL INDENTURES	63
13.1 Supplemental Indentures	63

ARTICLE 14 EXECUTION AND FORMAL DATE	64
14.1 Execution	64
14.2 Formal Date	64

SCHEDULE A Form of Debenture
SCHEDULE B Form of Redemption Notice
SCHEDULE C Form of Maturity Notice
SCHEDULE D Form of Notice of Conversion
SCHEDULE E Form of Share Interest Payment Notice
SCHEDULE F Form of Security Agreement

THIS INDENTURE made as of the 19th day of October, 2006.

BETWEEN:

RED MILE ENTERTAINMENT INC., a corporation incorporated under the laws of the State of Delaware and having its head office in the State of California (hereinafter called the “Corporation”)

- and -

OLYMPIA TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta having an office in the City of Calgary in the Province of Alberta (hereinafter called the “Debenture Trustee”)

WITNESSETH THAT:

(b)  WHEREAS the Corporation deems it necessary for its financing purposes to create and issue the Debentures (as defined herein) to be created and issued in the manner hereinafter appearing;

(c)  AND WHEREAS the Corporation is duly authorized to create and issue the Debentures to be issued as herein provided;

(d)  AND WHEREAS, when certified by the Debenture Trustee and issued as provided in this Indenture, all necessary steps in relation to the Corporation have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

(e)  AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Debenture Trustee;

(f)  NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

1.1	Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

(a)
“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof’ and similar expressions refer to this Indenture and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

(b)	“Additional Debentures” means Debentures of any one or more series issued under this Indenture;

(c)	“affiliate” means, in relation to a company, any company that is a subsidiary of such company or is a subsidiary of the same parent company or is controlled by the same person or company;

(d)
“Applicable Securities Legislation” includes, collectively, all securities laws, rules, regulations, notices, policies and similar instruments in Canada and the United States applicable to the Corporation and to the distribution of Debentures in accordance with this Agreement;

(e)	“Authorized Investments” has the meaning ascribed thereto in Section 12.8;

(f)	“Beneficial Holder” means any Person who holds a beneficial interest in a Global Debenture as shown on the books of the Depository or a Depository Participant;

(g)	“Business Day” means any day other than a Saturday, Sunday or a statutory holiday in the City of Calgary, Alberta;

(h)
“Change of Control” means the acquisition by any Person, or group of Persons acting jointly or in concert, of voting control of or direction over an aggregate of 50% or more of the outstanding Common Shares of the Corporation (after giving effect to the conversion or exchange of securities convertible into, exchangeable for or otherwise carrying the right to acquire Common Shares);

(i)	“Change of Control Notice” has the meaning ascribed thereto in Section 2.4(h);

(j)	“Change of Control Redemption” has the meaning ascribed thereto in Section 2.4(h);

(k)
“Common Shares” means fully paid and non-assessable common shares of the Corporation, as such common shares are constituted on the date of execution and delivery of this Indenture; provided that in the event of a change, subdivision, re-division, reduction, combination, consolidation, reclassification or capital reorganization of the common shares or any, consolidation, amalgamation, arrangement, merger of the Corporation with or into another Person, or the, sale, conveyance or lease of the properties and assets of the Corporation as, or substantially as, an entirety to another Person or a liquidation, dissolution or winding-up of the Corporation or other similar transaction, or such successive changes, subdivisions, re-divisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales, leases or conveyances or liquidations, dissolutions, windings-up or similar transactions, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 5.5, “Common Shares” shall mean the common shares or other securities or property resulting from such change, subdivision, re-division, reduction, combination or consolidation, reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale, lease or conveyance or liquidation, dissolution, winding-up or similar transaction;

(l)
“Conversion Price” means the price at which each Common Share may be issued upon conversion of the Debentures which are by their terms convertible in accordance with the provisions of Article 5 into fully-paid Common Shares, and without limiting the generality of the foregoing, the Conversion Price in effect on the date hereof for each Common Share to be issued on conversion of the Initial Debentures is $1.75;

(m)	“Corporation” means Red Mile Entertainment Inc. and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Article 9;

(n)	“Corporation’s Auditors” or “Auditors of the Corporation” means a nationally recognized independent firm of accountants duly appointed as auditors of the Corporation;

(o)	“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Debenture Trustee or retained or employed by the Corporation;

(p)
“Current Market Price” means the volume weighted average price per share for Common Shares on a Recognized Stock Exchange on which the Common Shares are listed for trading for 20 consecutive trading days ending on the trading day preceding the date of determination provided that if the Common Shares are not listed on a Recognized Stock Exchange then the Current Market Price for the purposes of Section 5.5 shall be $1.75;

(q)	“Date of Conversion” has the meaning ascribed thereto in Section 5.4(b);

(r)
“Debentures” means the debentures, notes or other evidences of indebtedness of the Corporation issued and certified hereunder, or deemed to be issued and certified hereunder, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

(s)
“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures payable to a named payee or any transferees of such Persons by endorsement or delivery;

(t)
“Depository” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the Person designated as depository by the Corporation pursuant to Section 3.2 until a successor depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depository” shall mean each Person who is then a depository hereunder, and if at any time there is more than one such Person, “Depository” as used with respect to the Debentures of any series shall mean each depository with respect to the one or more Global Debentures of such series;

(u)
“Depository Participant” means, for any Debentures, a broker, dealer, bank, other financial institution or other Person who participates directly in the book-entry registration and book-based securities transfer system administered by the Depository for such Debentures;

(v)	“Event of Default” has the meaning ascribed thereto in Section 7.1;

(w)	“Extraordinary Resolution” has the meaning ascribed thereto in Section 10.12;

(x)	“Fully Registered Debentures” means Debentures registered as to both principal and interest;

(y)	“generally accepted accounting principles” means generally accepted accounting principles in the United States;

(z)
“Global Debenture” means a Debenture that is issued to and registered in the name of a Depository, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depository as custodian for the Depository Participants;

(aa)
 “Initial Debentures” means the series of Debentures designated as “5.5% Senior Secured Convertible Debentures” and described in Section 2.4 including any Additional Debentures of such series issued hereunder;

(bb)	“Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable;

(cc)	"Issue Date" means the date of issuance of the any of Initial Debentures;

(dd)	“Legended Debentures” means Debentures bearing the legends provided for in Section 2.15;

(ee)
“Maturity Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(ff)	“Maturity Date” has the meaning ascribed thereto in Section 4.9(a);

(gg)	“Maturity Notice” has the meaning ascribed thereto in Section 4.9(b);

(hh)	“Offering” means the brokered private placement of the Initial Debentures;

(ii)	“Offer” has the meaning ascribed thereto in Section 2.4(h);

(jj)	“Offer Price” has the meaning ascribed thereto in Section 2.4(h);

(kk)
“Officer’s Certificate” means a certificate of the Corporation signed by any one authorized officer or director of the Corporation in his or her capacity as an officer or director and not in his or her personal capacity;

(ll)
“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

(mm)
“Person” means any individual, partnership, limited partnership, association, body corporate, trust, joint venture, trustee, executor, administrator, legal representative, government, regulatory authority or other entity;

(nn)
"Recognized Stock Exchange" means the American Stock Exchange, Nasdaq, New York Stock Exchange, Toronto Stock Exchange or TSX Venture Exchange or the OTC Bulletin Board provided, however, that the OTC Bulletin Board shall only qualify as a Recognized Stock Exchange in the event that the Common Shares are concurrently listed on the Toronto Stock Exchange or TSX Venture Exchange;

(oo)
“Redemption Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Debenture Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

(pp)	“Redemption Date” has the meaning attributed thereto in Section 4.3;

(qq)	“Redemption Notice” has the meaning attributed thereto in Section 4.3;

(rr)	“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture;

(ss)	“Regulation S” means Regulation S adopted by the United States Securities and Exchange Commission under the 1933 Act;

(tt)
“Security Agreement” means a security agreement in the form of Schedule F hereto by the Corporation in favor of the Debenture Trustee, as security trustee, for the benefit of the Debentureholders of the Initial Debentures;

(uu)	“Share Interest Payment Notice” has the meaning attributed thereto in Section 2.17(b)

(vv)	“Share Interest Payment Right” has the meaning attributed thereto in Section 2.17 (a)

(ww)	“Share Redemption Right” has the meaning attributed thereto in Section 4.6(a);

(xx)	“Share Repayment Right” has the meaning attributed thereto in Section 4.9(a);

(yy)	“Subsidiary” means, in relation to the Corporation, any entity, including corporations, trusts, partnerships and limited partnerships, which are controlled, directly or indirectly, by the Corporation;

(zz)
“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 5 which is to be set forth for each series of Debentures which by their terms are to be convertible;

(aaa)	“trading day” means, with respect to the market for securities on which the Common Shares trade, any day on which such exchange or market is open for trading or quotation;

(bbb)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia;

(ccc)	“Written Direction of the Corporation” means an instrument in writing signed by any one authorized director or officer of the Corporation;

(ddd)	“1933 Act” means the United States Securities Act of 1933, as amended;

(eee)	“90% Redemption Right” has the meaning ascribed thereto in Section 2.4(h); and

(fff)	“$” means United States dollars.

2.2	“Meaning of “Outstanding”

Every Debenture certified and delivered by the Debenture Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted, redeemed or repurchased or delivered to the Debenture Trustee for cancellation, conversion, redemption, repurchase or monies and/or Common Shares, as the case may be, for the payment thereof shall have been set aside under Section 8.2, provided that:

(a)
Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)
when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)
for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation or any affiliate of the Corporation shall be disregarded except that:

(i)
for the purpose of determining whether the Debenture Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Debenture Trustee knows are so owned shall be so disregarded; and

(ii)
Debentures so owned which have been pledged in good faith other than to the Corporation or any affiliate of the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Debenture Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his or her discretion free from the control of the Corporation or a Subsidiary of the Corporation.

1.3	Interpretation

In this Indenture:

(a)	words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)	all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules to this Indenture;

(c)	all references to Sections refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)
words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

1.4	Headings Etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

1.5	Day not a Business Day

In the event that any calendar day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding calendar day that is a Business Day.

1.6	Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. Each of the parties hereto irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Alberta.

1.7	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of the United States unless otherwise expressed.

1.8	Invalidity, Etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof

1.9	Time of Essence

Time shall be of the essence in this Indenture.

1.10	Language

The parties acknowledge that they have requested this Indenture and all documents, notices, correspondence and legal proceedings arising from this Indenture or relating hereto be drawn up in English.

1.11	Successors and Assigns

All covenants and agreements in this Indenture by the Corporation shall bind its successors and assigns, whether expressed or not.

1.12	Beneficiaries of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures, the Debenture Trustee and the holders of Common Shares (each such person being an intended third party beneficiary under this Indenture and the Debentures), any benefit or any legal or equitable right, remedy or claim under this Indenture or the Debentures. Nothing in this Indenture or the Debentures, express or implied, shall give to any holder of Debentures any rights belonging to the holders of Common Shares until such time as such Debentures are converted into Common Shares in accordance with the terms hereof.

1.13	Declaration and Acceptance of Trust

Subject to Article 12, the Debenture Trustee is hereby declared and hereby accepts the rights, duties and obligations prescribed or conferred upon it by the terms of this Indenture.

ARTICLE 2
THE DEBENTURES

2.1	Limit of Debentures

The aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited, but Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

2.2	Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)	the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series:

(b)
any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Sections 2.9, 2.10, 3.2, 3.3, and 3.6);

(c)	the date or dates on which the principal amount of the Debentures of the series is payable;

(d)
the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)
the place or places where the principal of and any interest on Debentures of the series shall be payable or where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)
the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)
the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)	if other than denominations of $1,000 and any integral multiple thereof the denominations in which Debentures of the series shall be issuable;

(i)	any other events of default or covenants with respect to the Debentures of the series not otherwise described in this Indenture;

(j)	whether and under what circumstances the Debentures of the series will be convertible into or exchangeable for securities of any Person;

(k)	the form and terms of the Debentures of the series;

(l)
if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depository or Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or 3.2, as the case may be, in which any such Global Debenture may be exchanged for Fully Registered Debentures, or transferred to and registered in the name of a Person other than the Depository for such Global Debentures or a nominee thereof;

(m)	if other than United States currency, the currency in which the Debentures of the series are issuable; and

(n)	any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or, to the extent permitted herein, by or pursuant to a resolution of the directors of the Corporation, or an Officer’s Certificate or in an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, or, to the extent permitted herein, by or pursuant to such resolution of the directors of the Corporation, Officer’s Certificate or in an indenture supplemental hereto.

2.3	Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or, to the extent permitted herein, by or pursuant to one or more resolutions of the directors of the Corporation (or to the extent established pursuant to, rather than set forth in, a resolution of the directors of the Corporation, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law (including Applicable Securities Legislation) or with any rules or regulations pursuant thereto, or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the Debenture Trustee executing such Debentures, as conclusively evidenced by its execution of such Debentures.

2.4	Form and Terms of Initial Debentures

(a)
The first series of Debentures (the “Initial Debentures”) authorized for issue immediately shall be designated as “5.5% Senior Secured Convertible Debentures” and may be issued on one or more Issue Dates.

(b)
The Initial Debentures shall be dated as of their respective Issue Dates, shall mature on the second anniversary of their respective Issue Dates and shall bear interest from the Issue Date at the rate of 5.5% per annum, non-compounded, payable in arrears in (with the exception of the first interest payment which will include interest from the Issue Date as set forth below) equal semi-annual payments on September 15 and March 15 in each year, the first such payment to fall due on March 15, 2007 and the last such payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date of the Initial Debentures) to fall due on the second anniversary of the Issue Date, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate. The first interest payment will include interest accrued from the Issue Date to, but excluding March 15, 2007. The Corporation may, at its option and subject to and in accordance with the provisions of Section 2.17 and subject to regulatory approval, elect to satisfy its obligation to pay all or any portion of any interest that becomes due on the Debentures by issuing and delivering to holders on the Interest Payment Date that number of Common Shares obtained by dividing such amount of interest by the Current Market Price of the Common Shares in effect on the Interest Payment Date.

(c)
The Initial Debentures will be redeemable in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable before the first anniversary of the Issue Date, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein. On and after the first anniversary of the Issue Date and prior to the Maturity Date of the Initial Debentures, the Initial Debentures may be redeemed at the option of the Corporation in whole or in part from time to time on notice as provided for in Section 4.3 provided that the Current Market Price of the Common Shares on the date on which notice of redemption is given is not less than $3.00 and the Corporation shall have provided to the Debenture Trustee an Officer’s Certificate confirming such Current Market Price. In such event, the Initial Debentures will be redeemable at a Redemption Price equal to 115% of the principal amount of Debentures and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest up to but excluding the Redemption Date. The Redemption Notice for the Debentures shall be in the form of Schedule “B”. In connection with the redemption of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Section 4.6 and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate of the Redemption Price of the Initial Debentures to be redeemed and any accrued and unpaid interest thereon up to but excluding the Redemption Date, by issuing and delivering to the holders of such Initial Debentures, such number of Common Shares as is obtained by dividing the aggregate of the outstanding principal amount of the Initial Debentures to be redeemed and any accrued and unpaid interest thereon by the Conversion Price in effect on the Redemption Date, provided that no fractional Common Shares will be issued on such redemption but in lieu thereof the Corporation shall satisfy such fractional interests by a cash payment equal to the Conversion Price of a fractional interest. If the Corporation elects to exercise such option, it shall so specify and provide details in the Redemption Notice.

(d)
The Initial Debentures will be direct obligations of the Corporation secured against all of present and after acquired personal property of the Corporation to the extent a security interest in such collateral may be created and perfected under Article 9 of the New York Uniform Commercial Code (and as applicable the Delaware Uniform Commercial Code) provided however that the Corporation may factor or otherwise sell its accounts receivable in the ordinary course of business or secure such accounts receivable in priority to the Initial Debentures in favour of a third party lender.

(e)
Upon and subject to the provisions and conditions of Article 5, the holder of each Initial Debenture shall have the right at such holder’s option, at any time following the first anniversary of the issue date and prior to the close of business on the earlier of the Maturity Date and the last Business Day immediately preceding the date specified by the Corporation for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Sections 2.4(c) and 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 5 in respect of the Initial Debentures), to convert any part, which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Common Shares at the Conversion Price in effect on the Date of Conversion.

(f)	The Conversion Price in effect on the date hereof for each Common Share to be issued upon the conversion of Initial Debentures is $1.75 such that approximately 571 Common Shares will be issued for each $1,000 principal amount of Initial Debentures so converted. No adjustment in the number of Common Shares to be issued upon conversion will be made for distributions (with a record date prior to the applicable Date of Conversion) on Common Shares issuable upon conversion or for interest accrued on the Initial Debentures which are surrendered for conversion; however, holders converting their Initial Debentures will receive all interest which has accrued to but excluding the Date of Conversion which has not been paid. The Conversion Price applicable to and the Common Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 5.5.

(g)	Notwithstanding any other provisions of this Indenture, if an Initial Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days to an Interest Payment Date, the Person or Persons entitled to receive Common Shares in respect of the Initial Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

(h)
On maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Section 4.9 and subject to regulatory approval, elect to satisfy its obligation to pay all or a portion of the aggregate principal amount of the Initial Debentures due on maturity and any accrued and unpaid interest thereon by issuing and delivering to such holders of Initial Debentures Common Shares pursuant to the provisions of Section 4.9. If the Corporation elects to exercise such option, it shall deliver a Maturity Notice to the Debenture Trustee and the holders of the Initial Debentures and provide the necessary details.

(i)
The Initial Debentures shall be issued as Fully Registered Debentures in denominations of $1,000 and integral multiples of $1,000. Each Initial Debenture and the certificate of the Debenture Trustee endorsed thereon shall be issued in substantially the form set out in Schedule A, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture, and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors of the Corporation executing such Initial Debenture in accordance with Section 2.7 hereof; as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Debenture Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as from time to time may be approved by a resolution of the directors of the Corporation or as specified in an Officer’s Certificate.

(j)
Within 30 days following the occurrence of a Change of Control, and subject to the provisions and conditions of this Section 2.4(h) the Corporation shall be obligated to offer to purchase the then outstanding Initial Debentures (“Change of Control Redemption”). The terms and conditions of such obligation are set forth below:

(i)
Within 20 days following the occurrence of a Change of Control, the Corporation shall deliver to the Debenture Trustee, and the Debenture Trustee shall promptly deliver to the holders of the Initial Debentures a written notice stating that there has been a Change of Control and specifying the circumstances surrounding such event (a “Change of Control Notice”) together with an offer in writing (the “Offer”) to purchase all then outstanding Initial Debentures made in accordance with the requirements of Applicable Securities Legislation at a price equal to the greater of (i) 110% of the principal amount thereof plus accrued and unpaid interest, if any, on such Initial Debentures up to, but excluding, the date of acquisition by the Corporation or a related party of such Debentures, and (ii) an amount equal to the price per Common Share paid by the acquiring party pursuant to the event triggering such Change of Control multiplied by the number of Common Shares into which the Initial Debentures were convertible pursuant to the Conversion Price in effect as at the date of such Change of Control, plus accrued and unpaid interest, if any, on such Initial Debentures up to, but excluding, the date of acquisition by the Corporation or a related party of such Debentures (the “Offer Price”) which Offer shall, unless otherwise provided under Applicable Securities Legislation, be open for acceptance thereof for a period of not less than 35 days and not more than 60 days and shall provide for payment to all Debenture holders who accept the Offer not later than the 60th day after the making of the Offer. The Change of Control Notice shall specify (i) the provision of the Indenture pursuant to which the Offer is being made and that all Initial Debentures validly tendered will be accepted for payment; (ii) the Offer Price and date of acquisition by the Corporation; (iii) that any Initial Debenture not tendered will continue to accrue interest in accordance with its terms; (iv) that any Initial Debenture accepted for payment pursuant to the Offer shall cease to accrue interest from and after the date of acquisition by the Corporation unless the Corporation defaults in the payment of the Offer Price; (v) that Debentureholders electing to have an Initial Debenture purchased pursuant to the Offer will be required to surrender the Initial Debenture to the Debenture Trustee at the address specified in the notice prior to the close of business on the Business Day immediately preceding the date of acquisition by the Corporation or, in the case of the Global Debenture, that the purchase will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Corporation and specified in the Offer; and (vi) that Debentureholders will be entitled to withdraw their election if the Debenture Trustee receives, not later than the close of business on the third Business Day immediately preceding the date of acquisition by the Corporation, a facsimile transmission or letter setting forth the name of such Debentureholders, the principal amount of Debentures delivered for purchase and a statement that such Debentureholder is withdrawing his or her election to have such Initial Debentures purchased.

(ii)
If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Corporation provides the Change of Control Notice and the Offer to holders of the Initial Debentures have been tendered for purchase pursuant to the Offer on the expiration thereof; the Corporation has the right and obligation upon written notice provided to the Debenture Trustee within 10 days following the expiration of the Offer, to redeem and shall redeem all the Initial Debentures remaining outstanding on the expiration of the Offer at the Offer Price (the “90% Redemption Right”).

(iii)
Upon receipt of written notice that the Corporation has exercised or is exercising the 90% Redemption Right and is acquiring the remaining Initial Debentures, the Debenture Trustee shall promptly provide written notice to each Debentureholder that did not previously accept the Offer that:

(A)
the Corporation has exercised the 90% Redemption Right and is purchasing all outstanding Initial Debentures effective on the expiry of the Offer at the Offer Price, and shall include a calculation of the amount payable to such holder as payment of the Offer Price;

(B)
each such holder must transfer their Initial Debentures to the Debenture Trustee on the same terms as those holders that accepted the Offer and must send their respective Initial Debentures, duly endorsed for transfer, to the Debenture Trustee within 10 days after the sending of such notice; and

(C)
the rights of such holder under the terms of the Initial Debentures and this Indenture cease to be effective as of the date of expiry of the Offer provided the Corporation has, on or before the time of notifying the Debenture Trustee of the exercise of the 90% Redemption Right, paid the aggregate Offer Price to, or to the order of; the Debenture Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and each holder thereof shall not have any right except to receive such holder’s Offer Price upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

The form of notice to be provided to each Debentureholder that did not previously accept the Offer shall be prepared by the Corporation or counsel to the Corporation, and the Debenture Trustee shall not be responsible for calculating any amount payable to such holders.

(iv)
The Corporation shall, on or before 11:00 a.m. (Eastern time) on the date of the expiry of the Offer, deposit with the Debenture Trustee or any paying agent to the order of the Debenture Trustee by electronic transfer, such sums of money as may be sufficient to pay the aggregate Offer Price of the Initial Debentures to be purchased or redeemed by the Corporation on the expiry of the Offer. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited and pursuant to a Written Direction of the Corporation, the Debenture Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Offer Price to which they are entitled on the Corporation’s purchase or redemption. For greater certainty, the Corporation shall not be permitted to satisfy the Offer Price payable pursuant to an Offer or the exercise of the 90% Redemption Right through the issuance of Common Shares, however, in the event that the securities of the party acquiring Common Shares of the Corporation pursuant to the transaction triggering such Change of Control are listed and trading on a Recognized Stock Exchange, or such other stock exchange or market as may be agreed to by Extraordinary Resolution of the Debentureholders, the Offer Price payable pursuant to an Offer or the exercise of the 90% Redemption Right may be satisfied through the issuance of such listed securities at a price equal to the weighted average trading price of such securities on such Recognized Stock Exchange for the 20 trading days prior to the date of issuance.

(v)
In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(h) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Offer Price, the Corporation shall execute and the Debenture Trustee shall, pursuant to a Written Direction of the Corporation, certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Initial Debentures not purchased.

(vi)
Initial Debentures for which holders have accepted the Offer and Initial Debentures which the Corporation has elected to redeem in accordance with the Change of Control Redemption under this Section 2.4(h) shall become due and payable at the Offer Price on the date of expiry of the Offer or, where has Corporation has elected to redeem in accordance with the 90% Redemption Right under this Section 2.4(h), on the date prescribed in the notice provided pursuant to subsection 2.4(h)(iii), in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after such date of expiry of the Offer, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(h) and affidavits or other proofs satisfactory to the Debenture Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest.

(vii)
In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(h) shall fail on or before the date specified in Section 2.4(h)(i) or Section 2.4(h)(vi), as applicable, so to surrender such holder’s Initial Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Debenture Trustee may require, such monies may be set aside in trust, in the deposit department of the Debenture Trustee, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and the Debentureholder shall have no other right except to receive payment of the monies so paid and deposited, upon surrender and delivery up of such holder’s Initial Debenture. In the event that any money required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of six years from the date of expiry of the Offer, then such monies, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such depository or paying agent to the Corporation and the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them.

(viii)
Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(h) shall forthwith be delivered to the Debenture Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(i)
The Debenture Trustee shall be provided with the documents and instruments referred to in Sections 2.5(b), (c), (d), (e) and (f) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

2.5	Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Debenture Trustee to certify and deliver Additional Debentures of any series by delivering to the Debenture Trustee the documents referred to below in this Section 2.5 whereupon the Debenture Trustee shall certify such Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and such procedures. In certifying such Debentures, the Debenture Trustee shall be entitled to receive and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)	an Officer’s Certificate and/or executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)
a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Debentures of a series subject to a Periodic Offering:

(i)
such Written Direction of the Corporation may be delivered by the Corporation to the Debenture Trustee prior to the delivery to the Debenture Trustee of such Additional Debentures of such series for certification and delivery;

(ii)
the Debenture Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Debenture Trustee as may be specified from time to time by a Written Direction of the Corporation;

(iii)
the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures; and

(iv)	if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to electronic instructions from the Corporation;

(c)
an opinion of Counsel to the Corporation that all legal requirements imposed by this Indenture in connection with the proposed issue of Additional Debentures have been complied with, subject to the delivery of certain documents or instruments specified in such opinion;

(d)	an opinion of Counsel to the Corporation that:

(i)
the Security Agreement entered into in favour of the Debenture Trustee in its capacity as Security Trustee on behalf of the holders of such Additional Debentures has been duly authorized, executed and delivered by the Corporation and constitutes legal, valid and binding obligations of the Corporation enforceable against the Corporation in accordance with its respective terms, except insofar as enforcement of the indemnification or contribution provisions hereof may be limited by applicable laws or principles of public policy and except further as to enforcement, to the availability of equitable remedies and limitations imposed by bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

(ii)
the Security Agreement creates in favor of the Debenture Trustee for the benefit of the holders of such Additional Debentures, as security for the Obligations (as defined in the Security Agreement), a valid security interest in the Collateral (as defined in the Security Agreement) in which a security interest may be created under Article 9 of the Uniform Commercial Code of the State of New York (the “Article 9 Collateral”); and

(iii)
upon proper filing of a financing statement on Form UCC-1 in the form attached to the Security Agreement (the “Financing Statement”) with the Secretary of State of Delaware, the Debenture Trustee will have a perfected security interest in that portion of the Article 9 Collateral in which a security interest may be perfected by filing a Financing Statement under the Uniform Commercial Code of the State of New York and the Uniform Commercial Code of the State of Delaware;

(e)
an Officer’s Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 12.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery; and

(f)	such other documents as the Debenture Trustee may reasonably request.

2.6	Issue of Global Debentures

(a)
The Corporation may specify that the Debentures of a series are to be issued in whole or in part, in the book-based or book-entry system, or as one or more Global Debentures registered in the name of a Depository, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Debenture Trustee at the time of issue of such Debentures. In the event the Corporation specifies that the Debentures of a series are to be issued as a Global Debenture, the Corporation shall execute and the Debenture Trustee shall certify and deliver one or more Global Debentures that shall:

(i)	represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)	be delivered by the Debenture Trustee to such Depository or pursuant to such Depository’s instructions; and

(iii)	bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Indenture herein referred to and is registered in the name of a Depository or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any Person other than the Depository or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.”

(b)
Each Depository designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depository, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depository has its principal offices.

2.7	Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any one director or officer of the Corporation, holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the Person whose signature it purports to be. Notwithstanding that any Person whose signature, either manual or in facsimile, appears on a Debenture as a director or officer of the Corporation, may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

2.8	Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Debenture Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Debenture Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits described herein and therein.

       The certificate of the Debenture Trustee signed on the Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Debenture Trustee as to the validity of this Indenture or of the Debentures or as to the issuance of the Debentures and the Debenture Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or the proceeds thereof. The certificate of the

Debenture Trustee signed on the Debentures shall, however, be a representation and warranty by the Debenture Trustee that the Debentures have been duly certified by or on behalf of the Debenture Trustee pursuant to the provisions of this Indenture.

2.9	Mutilation, Loss, Theft or Destruction

case any of the Debentures, whether a Global Debenture or a Fully Registered Debenture, issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Debenture Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Debenture Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Debenture Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and/ or bond in such form and amount as is satisfactory to the Corporation and the Debenture Trustee. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

2.10	Concerning Interest

i)
Subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Initial Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest (i) from and including their issue date, or (ii) from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from and including their issue date or from and including the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures, in all cases, to and excluding the next Interest Payment Date;

ii)
Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof~ with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

2.11	Debentures to Rank Pari Passu

(a)  The Initial Debentures will be direct senior obligations of the Corporation secured against all present and after acquired property of the Corporation to the extent a security interest in such collateral may be created and perfected under Article 9 of the New York Uniform Commercial Code (and as applicable the Delaware Uniform Commercial Code), provided however that the Corporation may factor or otherwise sell its accounts receivable in the ordinary course of business or secure such accounts receivable in priority to the Initial Debentures in favour of a third party lender. Each Debenture of the same series of Debentures will rank pari passu with each other Debenture of the same series (regardless of their actual date or terms of issue) and, subject to statutory preferred exceptions, will rank senior to all other indebtedness and obligations of the Corporation except for sinking fund provisions (if any) applicable to different series of Debentures or other similar types of obligations of the Corporation. For greater certainty, the Initial Debentures will rank senior to all other Debentures issued hereunder.

2.12	Payments of Amounts Due on Maturity

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.9, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee a Maturity Account for each series of Debentures. Each such Maturity Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Eastern time) on the date that is two Business Days prior to each Maturity Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Debenture Trustee funds for deposit in the applicable Maturity Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be withheld or deducted therefrom as instructed by the Corporation). The Debenture Trustee, on behalf of the Corporation, will, pursuant to a Written Direction of the Corporation, pay to each holder entitled to receive payment the principal amount of and premium (if any) and accrued and unpaid interest on the Debenture (less any tax required to be withheld or deducted therefrom as instructed by the Corporation), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Corporation and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Maturity Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax withheld or deducted as aforesaid as instructed by the Corporation) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

Payment of funds to the Debenture Trustee upon maturity of the Debentures shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between the Corporation and the Debenture Trustee in order to effect such maturity payment hereunder. The Debenture Trustee shall disburse such maturity payments only upon receiving, at least two Business Days prior to each Maturity Date, funds in an amount sufficient for the maturity payment and a Written Direction of the Corporation directing such payment.

2.13	Payments of Amounts Due on Redemption

Except as may otherwise be provided herein or in any supplemental indenture in respect of any series of Debentures and subject to Section 4.6, payments of amounts due upon Redemption of the Debentures will be made in the following manner. The Corporation will establish and maintain with the Debenture Trustee a Redemption Account for each series of Debentures. Each such Redemption Account shall be maintained by and be subject to the control of the Debenture Trustee for the purposes of this Indenture. On or before 11:00 a.m. (Eastern time) on the second Business Day immediately prior to each Redemption Date for Debentures outstanding from time to time under this Indenture, the Corporation will deliver to the Debenture Trustee funds for deposit in the applicable Redemption Account in an amount sufficient to pay the cash amount payable in respect of such Debentures (including the principal amount together with any accrued and unpaid interest thereon less any tax required by law to be withheld or deducted therefrom as instructed by the Corporation). The Debenture Trustee, on behalf of the Corporation and pursuant to a Written Direction of the Corporation, will pay to each holder entitled to receive payment the principal amount of and (if any) and accrued and unpaid interest on the Debenture (less any tax required to be withheld or deducted therefrom as instructed by the Corporation), upon surrender of the Debenture at any branch of the Debenture Trustee designated for such purpose from time to time by the Corporation and the Debenture Trustee. The delivery of such funds to the Debenture Trustee for deposit to the applicable Redemption Account will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of funds relates to the extent of the amount delivered (plus the amount of any tax withheld or deducted as aforesaid as instructed by the Corporation) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so delivered or made available the amount to which it is entitled.

    Payment of funds to the Debenture Trustee upon Redemption of the Debentures shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between the Corporation and the Debenture Trustee in order to effect such Redemption payment hereunder.

The Debenture Trustee shall disburse such Redemption payments only upon receiving, at least two Business Days prior to each Redemption Date, funds in an amount sufficient for the Redemption payment.

2.14	Legend on the Debentures

(a)
The Debentures have not been and will not be registered under the 1933 Act. All Debentures issued and sold in reliance on exemptions available under the 1933 Act, as well as all Debentures and the Common Shares issuable upon conversion, redemption, maturity thereof or payment of interest issued in exchange for or in substitution of the foregoing securities, shall bear, unless otherwise directed by the Corporation acting upon an opinion of the Corporation’s counsel, the following legend (the “U.S. Legend”):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AFTER PROVIDING A LEGAL OPINION TO SUCH EFFECT IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

(b)
All Debentures issued and sold to holders resident in Canada in reliance on exemptions from prospectus requirements pursuant to Applicable Securities Legislation in Canada, as well as all Debentures and the Common Shares issuable upon conversion, redemption, maturity thereof or payment of interest issued in exchange for or in substitution of the foregoing securities, shall bear, unless otherwise directed by the Corporation acting upon an opinion of the Corporation’s counsel, the following legend (the “Canadian Legend”):

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THESE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF [INSERT DISTRIBUTION DATE OF DEBENTURE] AND THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA].

(c)
Prior to the issuance of the Debentures, the Corporation shall notify the Debenture Trustee, in writing, concerning which Debentures are to bear the U.S. Legend and the Canadian Legend. The Debenture Trustee will thereafter maintain a list of all registered holders from time to time of Legended Debentures.

2.15	Payment of Interest

(a)	As interest becomes due on each Debenture (except on conversion or on redemption or repurchase, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Debenture Trustee or any agent of the Debenture Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Debenture Trustee, payment of such interest (less any tax required to be withheld therefrom as instructed by the Corporation) to the order of the registered holder of such Debenture appearing on the registers maintained by the Debenture Trustee at the close of business on the fifth Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register (or, in the case of joint holders to the registered address of one of the joint holders), unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded at least three days prior to each date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds, provided the Debenture Trustee must receive confirmation of receipt of funds prior to being able to wire funds to holders), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque is not paid at par on presentation. In the event of non-receipt of any cheque for or other payment of interest by the Person to whom it is so sent as aforesaid, the Corporation will issue to such Person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Debenture Trustee with the same effect as though payment had been made in the manner provided above. If payment is made through the Debenture Trustee, at least two Business Days prior to each Interest Payment Date or the date of mailing the cheques for the interest due on an Interest Payment Date, whichever is earlier, the Corporation shall deliver sufficient funds to the Debenture Trustee by electronic transfer or certified cheque or make such other arrangements for the provision of funds as may be agreeable between the Debenture Trustee and the Corporation in order to effect such interest payment hereunder. The Debenture Trustee shall disburse such interest payments only upon receiving, at least one Business Day prior to each such date, funds in an amount sufficient for the interest payment and a Written Direction of the Corporation. The Debenture Trustee shall have no obligation to disburse funds pursuant to this Section 2.16(a) unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay in full all amounts due and payable with respect to such Interest Payment Date. The Debenture Trustee shall, if any funds are received by it in the form of uncertified cheques, be entitled to delay the time for release of such funds until such uncertified cheques shall be determined to have cleared the financial institution upon which the same are drawn.

(b)
Notwithstanding Section 2.16(a), if a series of Debentures is represented by a Global Debenture, then all payments of interest on the Global Debenture shall be made by electronic funds transfer to the Depository or its nominee for subsequent payment to Beneficial Holders of interests in that Global Debenture, unless the Corporation and the Depository otherwise agree. None of the Corporation, the Debenture Trustee or any agent of the Debenture Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.16	Right to Pay Interest in Common Shares

a)
Subject to the other provisions of this Section 2.17 and receipt of any required regulatory approvals, the Corporation may, at its option, in exchange for or in lieu of paying in money any interest that becomes due on the Debentures, elect to so satisfy its obligation to pay all or any portion of such interest by issuing and delivering to holders on the Interest Payment Date that number of Common Shares obtained by dividing such amount of interest by the Current Market Price of the Common Shares in effect on the Interest Payment Date (the “Share Interest Payment Right”). The Debenture Trustee shall have no obligation to calculate or verify the Share Interest Payment Right.

(b)
The Corporation shall exercise the Share Interest Payment Right by so specifying in the share interest payment notice to holders of the Debentures substantially in the form of Schedule “E” (“Share Interest Payment Notice”) which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 15 days prior to the applicable Interest Payment Date.

(c)	The Corporation’s right to exercise the Share Interest Payment Right shall be conditional upon the following conditions being met on the Business Day preceding the Interest Payment Date:

(i)
the issuance of the Common Shares on the exercise of the Share Interest Payment Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Common Shares;

(ii)	the Common Shares shall be listed on a Recognized Stock Exchange;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)
the receipt of the Debenture Trustee of an Officers Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered in payment of the Share Interest Payment Right and the Current Market Price of the Common Shares on the Interest Payment Date; and

(vi)
the receipt by the Debenture Trustee of an opinion of Counsel to the effect that the issuance of such Common Shares has been duly authorized by the Corporation and, when issued and delivered pursuant to the terms of this Indenture in payment of such interest, will be validly issued as fully paid and non-assessable, that condition (i) and (iii) have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces or territories where certificates of good standing are not issued.

If the foregoing conditions are not satisfied prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Interest Payment Date, the Corporation shall pay such interest in cash in accordance with Section 2.16, unless the Debenture Trustee waives the conditions which are not satisfied.

(d)
In the event that the Corporation duly exercises its Share Interest Payment Right, the Corporation shall on or before 11:00 a.m. (Eastern time) at least two days prior to the Interest Payment Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, the Common Shares to which such holders are entitled. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Share Interest Repayment Right. From the certificates so deposited in addition to any amounts payable by the Debenture Trustee pursuant to Section 2.16, the Debenture Trustee shall pay or cause to be paid, to the holders of such Debentures the interest on the Debentures to which they are respectively entitled on the Interest Payment Date and deliver to such holders the certificates to which such holders are entitled as directed by a Written Direction of the Corporation. The delivery of such certificates to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the interest on the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any applicable taxes in accordance with this Section 2.17).

(e)
No fractional Common Shares shall be delivered upon the exercise of the Share Interest Payment Right but, in lieu thereof the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 2.17(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Interest Payment Date (less any tax required to be deducted).

(f)
A holder of Debentures shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Interest Payment Right effective immediately after the close of business on the Interest Payment Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share distributions and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(g)
The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereon is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Share Interest Payment Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Share Interest Payment Right, such number of Common Shares as shall be issuable in such event. All Common Shares issued upon exercise of the Share Interest Payment Right shall be duly and validly issued as fully paid and non-assessable Common Shares.

(h)
The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Common Shares upon exercise of the Share Interest Payment Right and shall cause such Common Shares (i) to be listed and trading on each stock exchange on which the Common Shares are then listed, and (ii) to file a registration statement with the United States Securities and Exchange Commission, registering such Common Shares, as soon as possible and in any event within 45 days of the issuance thereof.

(i)
The Corporation shall from time to time promptly pay, or make provisions satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of the United States, Canada or any state, province or territory thereof (except income tax or withholding tax) which shall be payable with respect to the issuance or delivery of Common Shares to holders of Debentures upon exercise of the Share Interest Payment Right pursuant to the terms of the Debentures and of this Indenture.

2.17	Withholding Tax

For greater certainty, the Corporation will be entitled to deduct to and withhold or instruct the Debenture Trustee in writing to deduct and withhold any applicable taxes or similar charges (including interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the United States government, Canadian Government or of any province, state or territory thereof or any authority or agency therein or thereof having power to tax from any payment to be made on or in connection with the Debentures and, provided that the Corporation forthwith remits such withheld amount to such government, authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Debenture Trustee and the relevant Debentureholder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Corporation’s obligations under the Debentures and there is no obligation on the Corporation to gross-up amounts paid to a holder in respect of such deductions or withholdings. The Corporation shall provide the Debenture Trustee and the relevant Debentureholder with copies of receipts or other communications relating to the remittance of such withheld amount or the filing of such forms received from such government, authority or agency promptly after receipt thereof.

The Debenture Trustee shall have no obligation to verify any payments under any provision of provincial, state, local or foreign tax law. The Debenture Trustee shall at all times be indemnified and held harmless by the Corporation from and against any personal liabilities of the Debenture Trustee incurred in connection with the failure of the Corporation or its agents, to report, remit or withhold taxes. This indemnification shall survive the resignation or removal of the Debenture Trustee and the termination of this Indenture solely to the extent that such liabilities have been incurred in connection with taxation years occurring during the term of this Indenture.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1	Fully Registered Debentures

(a)
With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the principal office of the Debenture Trustee in Calgary, Alberta and by the Debenture Trustee or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as may be specified in the Debentures of such series or as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures, with a copy of each Registered Debenture outstanding. Such registration shall be noted on the Debentures by the Debenture Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(b)
No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder of such Debenture or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and substance and execution satisfactory to the Debenture Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Debenture Trustee and upon compliance with such other reasonable requirements as the Debenture Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Debenture Trustee or other registrar.

3.2	Global Debentures

(a)
With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the principal offices of the Debenture Trustee in Calgary, Alberta or such other registrar as the Corporation, with the approval of the Debenture Trustee, may appoint at such other place or places, if any, as the Corporation may designate with the approval of the Debenture Trustee, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depository, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)
Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof and accordingly, no definitive certificates shall be issued to Beneficial Holders except in the following circumstances or as otherwise specified in a resolution of the directors of the Corporation, an Officer’s Certificate or supplemental indenture relating to a particular series of Debentures:

(i)
Global Debentures may be transferred by a Depository to a nominee of such Depository or by a nominee of a Depository to such Depository or to another nominee of such Depository or by a Depository or its nominee to a successor Depository or its nominee;

(ii)	Global Debentures may be transferred at any time after the Depository for such Global Debentures (i) has notified the Debenture Trustee, or the Corporation has notified the Debenture Trustee, that it is unwilling or unable to continue as

Depository for such Global Debentures, or (ii) ceases to be eligible to be a Depository under Section 2.6(b), provided that at the time of such transfer the Corporation has not appointed a successor Depository for such Global Debentures;

(iii)
Global Debentures may be transferred at any time after the Corporation has determined, in its sole discretion, to terminate the book-entry only registration system in respect of such Global Debentures and has communicated such determination to the Debenture Trustee in writing;

(iv)
Global Debentures may be transferred at any time after the Debenture Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that Beneficial Holders representing, in the aggregate, not less than 25% of the aggregate principal amount of the Debentures of such series advise the Depository in writing, through the Depositary Participants, that the continuation of the book-entry only registration system for such series of Debentures is no longer in their best interest and also provided that at the time of such transfer the Debenture Trustee has not waived the Event of Default pursuant to Section 7.3;

(v)	Global Debentures may be transferred if required by applicable law; or

(vi)	Global Debentures may be transferred if the book-entry only registration system ceases to exist.

            Fully Registered Debentures issued pursuant to this Section 3.2(b) shall be registered in such names and in such denominations as the Depository, pursuant to instructions from its Depository Participants or otherwise shall instruct the Debenture Trustee provided that the aggregate principal amount of definitive Debentures is equal to the principal amount of the Global Debenture so exchanged. The Debenture Trustee shall deliver such Debentures to or as directed by the Persons in whose names such Debentures are so registered. Upon exchange of a Global Debenture for Debentures in definitive form such Global Debentures shall be cancelled by the Debenture Trustee.

(c)	With respect to the Global Debentures, unless and until definitive certificates have been issued to Beneficial Holders pursuant to subsection 3.2(b):

(i)
the Corporation and the Debenture Trustee may deal with the Depository for all purposes (including paying interest on the Debentures) as the sole holder of such series of Debentures and the authorized representative of the Beneficial Holders;

(ii)
the rights of the Beneficial Holders shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Holders and the Depository or the Depository Participants;

(iii)	the Depository will make book entry transfers among the Depository Participants; and

(iv)
whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Debentureholders evidencing a specified percentage of the outstanding Debentures, the Depository shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or the Depository Participants, and has delivered such instructions to the Debenture Trustee.

(d)	Whenever a notice or other communication is required to be provided to Debentureholders, unless and until definitive certificate(s) have been issued to Beneficial Holders pursuant to this Section 3.2, the Debenture Trustee shall provide all such notices and communications to the Depository and the Depository shall deliver such notices and communications to such Beneficial Holders in accordance with Applicable Securities Legislation. Upon the termination of the book-entry only registration system on the occurrence of one of the conditions specified in Section 3.2(b) with respect to a series of Debentures issued hereunder, the Debenture Trustee shall notify all applicable Beneficial Holders, through the Depository, of the availability of definitive Debenture certificates. Upon surrender by the Depository of the certificate(s) representing the Global Debentures and receipt of new registration instructions from the Depository, the Debenture Trustee shall deliver the definitive Debenture certificates for such Debentures to the holders thereof in accordance with the new registration instructions and thereafter, the registration and transfer of such Debentures will be governed by Section 3.1 and the remaining Sections of this Article 3.

(e)
Notwithstanding anything herein or in the terms of the Debentures to the contrary, neither the Corporation nor the Debenture Trustee nor any agent thereof shall have any responsibility or liability for (i) the records maintained by any Depository relating to any ownership or any other interests in the Debentures or the depository system maintained by such Depository, or payment made on account of any ownership interest or any other interest of any Person in any Global Debenture (other than the applicable Depository or its nominee), (ii) for maintaining, supervising or reviewing any records of any Depository or any Depository Participant relating to any such interest, or (iii) any advice or representation made or given by any Depository and relating to the rules and regulations of any Depository or any action to be taken by any Depository on its own direction or at the discretion of any of its participants.

3.3	Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Debenture Trustee or other registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.4	No Notice of Trusts

Neither the Corporation nor the Debenture Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than the trust created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and subject to Section 3.2(b) in respect of a Global Debenture, may transfer the same on the direction of the Person registered as the holder thereof whether named as trustee or otherwise, as though that Person were the Beneficial Holder thereof.

3.5	Registers Open for Inspection

The registers referred to in Sections 3.1 and 3.2 shall at all reasonable times be open for inspection by the Corporation, the Debenture Trustee or any Debentureholder. Every registrar, including the Debenture Trustee, shall from time to time when requested so to do by the Corporation or by the Debenture Trustee, in writing, furnish the Corporation or the Debenture Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder, provided the Debenture Trustee shall be entitled to charge a reasonable fee to provide such a list.

3.6	Exchanges of Debentures

(a)	Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)
In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the principal offices of the Debenture Trustee in the City of Calgary, Alberta or at such other place or places, if any, as may be specified in the Debentures of such series and at such other place or places as may from time to time be designated by the Corporation with the approval of the Debenture Trustee. Any Debentures tendered for exchange shall be surrendered to the Debenture Trustee. The Corporation shall execute and the Debenture Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)
Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

3.7	Closing of Registers

(a)	Neither the Corporation nor the Debenture Trustee nor any other registrar shall be required to:

(i)	make transfers or exchanges of, or convert any Fully Registered Debentures on any Interest Payment Date for such Debentures or during the five preceding Business Days;

(ii)	make transfers or exchanges of, or convert any Debentures on the day of any selection by the Debenture Trustee of Debentures to be redeemed or during the five preceding Business Days; or

(iii)	make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

(b)
Subject to any restriction herein provided, the Corporation with the approval of the Debenture Trustee may at any time close any register for any series of Debentures, other than those kept at the principal offices of the Debenture Trustee in Calgary, Alberta, and transfer the registration of any Debentures registered thereon to another register (which may be an existing register) and thereafter such Debentures shall be deemed to be registered on such other-register. Notice of such transfer shall be given to the holders of such Debentures.

3.8	Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Debenture Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon from time to time by the Debenture Trustee and the Corporation), and payment of such charges and reimbursement of the Debenture Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)	for any exchange of a Global Debenture as contemplated in Section 3.2(b); or

(b)	for any exchange of any Debenture resulting from a partial redemption under Section 4.2, a partial purchase under Section 4.9 or a partial conversion under Section 5.4.

3.9	Ownership of Debentures

(a)	Unless otherwise required by law, the Person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and interest thereon (including any Global Debenture) shall be made to such registered holder.

(b)
The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all Persons may act accordingly and the receipt of any such registered holder (including by the Depository or its nominee in the case of a Global Indenture) for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Debenture Trustee and any registrar for the same and none of the Corporation, the Debenture Trustee nor any other registrar shall be bound to inquire into the title of any such registered holder.

(c)
Where Debentures are registered in more than one name, the principal, premium, if any, and interest from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Debenture Trustee, any registrar and to the Corporation.

(d)
In the case of the death of one or more joint holders of any Fully Registered Debenture, the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Debenture Trustee and any registrar and to the Corporation.

ARTICLE 4
REDEMPTION, REPAYMENT AND PURCHASE OF DEBENTURES

4.1	Applicability of Article

Subject to regulatory approval, the Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time after the first anniversary of the Issue Date and before the Maturity Date, either by payment of money, by issuance of Common Shares as provided in Section 4.6 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so redeemable together with any accrued and unpaid interest thereon (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof. Subject to regulatory approval, the Corporation shall also have the right at its option to repay, either in whole or in part, on maturity, either by payment of money in accordance with Section 2.13, by issuance of Common Shares as provided in Section 4.9 or any combination thereof, any Debentures issued hereunder of any series which by their terms are made so repayable on maturity together with any accrued and unpaid interest thereon (subject however, to any applicable restriction on the repayment of the principal amount of the Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debenture and shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

4.2	Partial Redemption

        If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, or if a portion of the Debentures being redeemed are being redeemed for cash and a portion of such

Debentures are being redeemed by the payment of Common Shares pursuant to Section 4.6, the Debentures will redeemed by the Corporation on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder. Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, the Corporation shall execute and the Debenture Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered or, with respect to a Global Debenture, the Depository shall make notations on the Global Debenture of the principal amount thereof so redeemed which notation shall be authenticated by the Debenture Trustee. Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

4.3	Notice of Redemption

Notice of redemption substantially in the form of Schedule “B” (the “Redemption Notice”) of any series of Debentures shall be given to the Debenture Trustee and the holders of the Debentures so to be redeemed not more than 60 days nor less than 15 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 11.2. Every Redemption Notice shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price and the amount of the accrued and unpaid interest to be paid thereon to but excluding the Redemption Date and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed for cash, the Redemption Notice shall specify:

(a)
the distinguishing letters and numbers of the registered Debentures which are to be redeemed for cash and which are to be redeemed for other consideration (or of such Debentures which as are registered in the name of such Debentureholder);

(b)
in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed for cash and which are to be redeemed for other consideration or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)	in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depository, the Debenture Trustee and the Corporation; and

(d)	in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

In the event that all Debentures to be redeemed are registered Debentures, publication shall not be required.

4.4	Debentures Due on Redemption Dates

Notice having been given as aforesaid, all of the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued and unpaid interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the Maturity Date specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem, or the Common Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 and affidavits or other proof satisfactory to the Debenture Trustee as to the publication and/or mailing of such Redemption Notices shall have been lodged with it, interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as provided in Section 4.3 and such deposit made, such question shall be decided by the Debenture Trustee whose decision shall be final and binding upon all parties in interest. The Debenture Trustee shall have no obligation to verify or calculate the Redemption Price.

4.5	Deposit of Redemption Monies or Common Shares

Redemption of Debentures shall be provided for by the Corporation depositing with the Debenture Trustee or any paying agent to the order of the Debenture Trustee, on or before 11:00 am. (Eastern time) on the second Business Day prior to the Redemption Date specified in such Redemption Notice, such sums of money, or certificates representing such Common Shares, or both, as the case may be, as is sufficient to pay the Redemption Price of the Debentures so called for redemption, plus such sum of money, or certificates representing Common Shares, or both, as the case may be, as is sufficient to pay accrued and unpaid interest thereon up to but excluding the Redemption Date. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, or certificates so deposited, or both, the Debenture Trustee shall pay or cause to be paid, or issue or cause to be issued, (i) in the case of a Global Debenture, to the Depository upon the Depository making the appropriate notation in respect of the principal amount of the Debentures so redeemed, which notation shall be authenticated by the Debenture Trustee or (ii) in the case of Fully Registered Debentures to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the Redemption Price and interest (if any, net of applicable withholding taxes as instructed by the Corporation) to which they are respectively entitled on redemption.

Payment of funds to the Debenture Trustee shall be made by electronic transfer or pursuant to such other arrangements for the provision of funds as may be agreeable between the Debenture Trustee and the Corporation in order to effect such redemption payment hereunder. The Debenture Trustee shall disburse such redemption proceeds only upon receiving, at least two Business Days prior to each Redemption Date, funds in an amount sufficient to pay the aggregate Redemption Price that is payable in cash and the aggregate amount of interest (if any) payable on redemption. The Debenture Trustee shall have no obligation to disburse funds pursuant to this Section 4.5 unless it has received written confirmation satisfactory to it that the funds have been deposited with it in sufficient amount to pay the aggregate Redemption Price that is payable in cash and the aggregate amount of interest (if any) payable on redemption.

4.6	Right to Repay Redemption Price and Interest in Common Shares

(a)
Subject to the other provisions of this Section 4.6 and receipt of any required regulatory approvals, the Corporation may, at its option, in exchange for or in lieu of paying in money the Redemption Price and any accrued and unpaid interest thereon up to but excluding the Redemption Date, elect to satisfy its obligation to pay all or any portion of the Redemption Price and any accrued and unpaid interest thereon by issuing and delivering to holders on the Redemption Date that number of Common Shares obtained by dividing the aggregate of the Redemption Price and any accrued and unpaid interest on the outstanding Debentures which are to be redeemed by the then Current Market Price of the Common Shares in effect on the Redemption Date (the “Share Redemption Right”). The Debenture Trustee shall have no obligation to calculate or verify the Share Redemption Right.

(b)
The Corporation shall exercise the Share Redemption Right by so specifying in the Redemption Notice which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 15 days prior to the Redemption Date. The Redemption Notice shall also specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right.

(c)	The Corporation’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i)
the issuance of the Common Shares on the exercise of the Share Redemption Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Common Shares;

(ii)	the Common Shares shall be listed on a Recognized Stock Exchange;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)
the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Redemption Date; and

(vi)
the receipt by the Debenture Trustee of an opinion of Counsel to the effect that the issuance of such Common Shares have been duly authorized by the Corporation and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, and any accrued and unpaid interest, will be validly issued as fully paid and non-assessable, that conditions (i) and (iii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces or territories where certificates are not issued.

If the foregoing conditions are not satisfied prior to the 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Redemption Date, the Corporation shall pay the Redemption Price and any accrued and unpaid interest in cash in accordance with Section 4.5 unless the Debenture Trustee waives the conditions which are not satisfied.

(d)
In the event that the Corporation duly exercises its Share Redemption Right, the Corporation shall on or before 11:00 am. (Eastern time) on the Redemption Date, deliver to the Debenture Trustee, for delivery to and on account of the holders of Debentures, upon the due presentation and surrender of the Debentures, the Common Shares to which such holders are entitled.

(e)
No fractional Common Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.6(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Redemption Date (less any tax required to be deducted, if any).

(f)
A holder of Debentures shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share dividends and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(g)
The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Share Redemption Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Common Shares as shall be issuable in such event. All Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)	The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Common Shares upon exercise of the Share Interest Payment Right and shall cause such Common Shares (i) to be listed and trading on each stock exchange on which the

Common Shares are then listed, and (ii) to file a registration statement with the United States Securities and Exchange Commission, registering such Common Shares, as soon as possible and in any event within 45 days of the issuance thereof.

i)
The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of the United States or any state or territory thereof (except income tax or, withholding tax which shall be payable with respect to the issuance or delivery of Common Shares to holders of Debentures) upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

4.7	Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date so to surrender such holder’s Debenture, or shall not within such time accept payment of the redemption monies payable, or take delivery of certificates representing such Common Shares issuable in respect thereof, or give such receipt therefor, if any, as the Debenture Trustee may require, such redemption monies may be set aside in trust with or without interest, or such certificates may be held in trust, in the deposit department of the Debenture Trustee, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum or Common Shares so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the monies so paid and deposited, or take delivery of the certificates so deposited, or both, upon surrender and delivery up of such holder’s Debenture of the Redemption Price, as the case may be, of such Debenture plus any accrued but unpaid interest thereon to but excluding the Redemption Date. In the event that any money, or certificates for Common Shares, required to be deposited hereunder with the Debenture Trustee or any depository or paying agent on account of Redemption Price, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of six years from the Redemption Date, then such monies or certificates for Common Shares, together with any accumulated interest thereon or any distribution paid thereon, shall at the end of such period be paid over or delivered over by the Debenture Trustee or such Depository or paying agent to the Corporation on its demand, and thereupon the Debenture Trustee shall not be responsible to Debentureholders for any amounts owing to them and subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money or certificates due from the Corporation, subject to any limitation period provided by the laws of Alberta.

4.8	Cancellation of Debentures Redeemed

Subject to the provisions of Sections 4.2 and 4.7 as to Debentures redeemed or purchased in part, all Debentures redeemed and paid under this Article 4 shall forthwith be delivered to the Debenture Trustee and cancelled and no Debentures shall be issued in substitution therefor.

4.9	Right to Repay Principal Amount and Interest in Common Shares

(a)
Subject to the other provisions of this Section 4.9 and receipt of any required regulatory approvals, the Corporation may, at its option, in exchange for or in lieu of paying in money the principal amount due on maturity and any accrued and unpaid interest thereon up to but excluding the Maturity Date, elect to satisfy its obligation to repay all or any portion of the principal amount of the Debentures outstanding and any accrued and unpaid interest thereon by issuing and delivering to holders on the date of maturity of such Debentures (the “Maturity Date”) that number of Common Shares obtained by dividing the aggregate of the principal amount of the Debentures and any accrued and unpaid interest thereon the Current Market Price of the Common Shares in effect on the Maturity Date (the “Share Repayment Right”). The Debenture Trustee shall have no obligation to calculate or verify the Share Repayment Right.

(b)
The Corporation shall exercise the Share Repayment Right by so specifying in a maturity notice to holders of the Debentures substantially in the form of Schedule “C” (the “Maturity Notice”), which shall be delivered to the Debenture Trustee and the holders of Debentures not more than 60 days and not less than 15 days prior to the Maturity Date.

(c)	The Corporation’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i)
the issuance of the Common Shares on the exercise of the Share Repayment Right shall be made in accordance with Applicable Securities Legislation and such Common Shares shall be issued as Common Shares;

(ii)	the Common Shares shall be listed on a Recognized Stock Exchange;

(iii)	the Corporation being a reporting issuer in good standing under Applicable Securities Legislation where the distribution of such Common Shares occurs;

(iv)	no Event of Default shall have occurred and be continuing;

(v)
the receipt by the Debenture Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Common Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Common Shares on the Maturity Date; and

(vi)
the receipt by the Debenture Trustee of an opinion of Counsel to the effect that such Common Shares have been duly authorized by the Corporation and, when issued and delivered pursuant to the terms of this Indenture in payment of the principal amount of the Debentures outstanding, and any accrued and unpaid interest, will be validly issued as fully paid and non-assessable, that conditions (i) and (iii) above have been satisfied and that, relying exclusively on certificates of good standing issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces or territories where certificates of good standing are not issued.

If the foregoing conditions are not satisfied prior to 5:00 p.m. (Eastern time) on the Business Day immediately preceding the Maturity Date, the Corporation shall pay the principal amount of the Debentures outstanding, and any accrued and unpaid interest, in cash in accordance with Section 2.13, unless the Debenture Trusteewaives the conditions which are not satisfied.

(d)
In the event that the Corporation duly exercises its Share Repayment Right, the Corporation shall on or before 11:00 a.m. (Eastern time) on the Maturity Date, deliver to the Debenture Trustee, for delivery to and on account of the holders, upon the due presentation and surrender of the Debentures, the Common Shares to which such holders are entitled. The Corporation shall also deposit with the Debenture Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Debenture Trustee in connection with the Share Repayment Right. From the certificates so deposited in addition to any amounts payable by the Debenture Trustee pursuant to Section 2.13, the Debenture Trustee shall pay or cause to be paid, to the holders of such Debentures, upon surrender of such Debentures, the principal amount of, premium (if any) and any interest on the Debentures to which they are respectively entitled on the Maturity Date and deliver to such holders the certificates to which such holders are entitled. The delivery of such certificates to the Debenture Trustee will satisfy and discharge the liability of the Corporation for the Debentures to which the delivery of certificates relates to the extent of the amount delivered (plus the amount of any applicable taxes) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the certificates so delivered, the certificate(s) to which it is entitled.

(e)
No fractional Common Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof the Corporation shall pay to the Debenture Trustee for the account of the holders, at the time contemplated in Section 4.9(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Common Shares on the Maturity Date (less any tax required to be deducted, if any).

(f)
A holder of Debentures shall be treated as the shareholder of record of the Common Shares issued on due exercise by the Corporation of its Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share distributions and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Debenture Trustee receives the same, it shall hold the same in trust for the benefit of such holder.

(g)
The Corporation shall at all times reserve and keep available out of its authorized Common Shares (if the number thereof is or becomes limited), solely for the purpose of issue and delivery upon the exercise of the Corporation’s Share Repayment Right as provided herein, and shall issue to Debentureholders to whom Common Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Common Shares as shall be issuable in such event. All Common Shares issued upon exercise of the Share Repayment Right shall be duly and validly issued as fully paid and non-assessable Common Shares.

(h)
The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Common Shares upon exercise of the Share Interest Payment Right and shall cause such Common Shares (i) to be listed and trading on each stock exchange on which the Common Shares are then listed, and (ii) to file a registration statement with the United States Securities and Exchange Commission, registering such Common Shares, as soon as possible and in any event within 45 days of the issuance thereof.

(i)
The Corporation shall from time to time promptly pay, or make provision satisfactory to the Debenture Trustee for the payment of, all taxes and charges which may be imposed by the laws of the United States or any state or territory thereof (except income tax or withholding tax) which shall be payable with respect to the issuance or delivery of Common Shares to holders of Debentures upon exercise of the Share Repayment Right pursuant to the terms of the Debentures and of this Indenture.

ARTICLE 5
CONVERSION OF DEBENTURES

5.1	Applicability of Article

(a)  Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction on the conversion of Debentures of such series) will be convertible into Common Shares, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

(b)  Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 5.6.

5.2	Notice of Expiry of Conversion Privilege

Notice of the expiry of the conversion privileges of the Debentures shall be given by or on behalf of the Corporation, not more than 60 days and not less than 30 days prior to the date fixed for the Time of Expiry, in the manner provided in Section 11.2.

5.3	Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

5.4	Manner of Exercise of Right to Convert

(a)
The holder of a Debenture desiring to convert such Debenture in whole or in part into Common Shares shall surrender such Debenture to the Debenture Trustee at its principal office in Calgary, Alberta together with the conversion notice in the form attached hereto as Schedule “D” or any other written notice in a form satisfactory to the Debenture Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or her or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debenture Trustee, exercising his or her right to convert such Debenture in accordance with the provisions of this Article; provided that with respect to a Global Debenture, the obligation to surrender a Debenture to the Debenture Trustee shall be satisfied if the Debenture Trustee makes notation on the Global Debenture of the principal amount thereof so converted and the Debenture Trustee is provided with all other documentation which it may request. Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes and withholding taxes or other governmental charges and compliance with all reasonable requirements of the Debenture Trustee, his or her nominee(s) or assignee(s) shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 5.4(b)) as the holder of the number of Common Shares into which such Debenture is convertible in accordance with the provisions of this Article 5 and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his or her nominee(s) or assignee(s), a certificate or certificates for such Common Shares and make or cause to be made any payment of interest to which such holder is entitled in accordance with Section 5.4(e) hereof.

(b)
For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (the “Date of Conversion”) on which it is so surrendered when the register of the Debenture Trustee is open and in accordance with the provisions of this Article 6 or, in the case of a Global Debenture which the Debenture Trustee received notice of and all necessary documentation in respect of the exercise of the conversion rights and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Debenture Trustee at its office specified in Section 5.4(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Common Shares is closed, the Person or Persons entitled to receive Common Shares shall become the holder or holders of record of such Common Shares as at the date on which such register is next reopened.

(c)
Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article 5 and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such part.

(d)
Upon a holder of any Debenture exercising his or her right of conversion in respect of only a part of the Debenture and surrendering such Debenture to the Debenture Trustee, in accordance with Section 5.4(a) the Debenture Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered or, with respect to a Global Debenture, the Debenture Trustee shall make notations on the Global Debenture of the principal amount thereof so converted.

(e)
The holder of a Debenture surrendered for conversion in accordance with this Section 5.4 shall be entitled (subject to any applicable restriction on the right to receive interest on conversion of Debentures of any series) to receive accrued and unpaid interest in respect thereof up to but excluding the Date of Conversion and the Common Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of shareholders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Common Shares pursuant to Section 5.4(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

(f)
Upon conversion of any Debentures held in book-entry only form, the Depository shall make notations on the Global Debentures of the principal amount of Debentures so converted, which notations shall be authenticated by the Debenture Trustee, and the Corporation and the Debenture Trustee shall cause to be deposited with the Depository the Common Shares into which the Debentures have been converted.

5.5	Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as set forth below.

(a)
If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or re-divide the outstanding Common Shares into a greater number of shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of a dividend or distribution (other than the issue of Common Shares (or securities convertible into or exchangeable for Common Shares) to holders of Common Shares who have elected to receive dividends or distributions in the form of securities of the Corporation in lieu of cash dividends or cash distributions paid in the ordinary course on the securities of the Corporation), the Conversion Price in effect on the effective date of such subdivision, re-division, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a dividend or distribution, as the case may be, in the case of any of the events referred to in (i), (ii) and (iii) above, shall be adjusted immediately so that it shall equal the price determined by multiplying the Conversion Price in effect on the date immediately preceding the effective date of such event by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such date before giving effect to any event referred to in any of (i), (ii) or (iii) above and the denominator of which shall be the total number of Common Shares outstanding immediately after giving effect to such event. Such adjustment shall be made successively whenever any event referred to in this Section 5.5(a) shall occur. Any such issue of Common Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Common Shares under subsections (b) and (c) of this Section 5.5.

(b)	If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the quotient obtained by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible securities so offered) by such Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only the number of Common Shares (or securities convertible into Common Shares) actually issued upon the exercise of such options, rights or warrants were included in such fraction, as the case maybe.

(c)
If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares and other than shares distributed to holders of Common Shares who have elected to receive dividends or distributions in the form of such shares in lieu of dividends or distributions paid in the ordinary course, (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Common Shares or securities convertible into or exchangeable for Common Shares), (iii) evidences of its indebtedness, or (iv) assets (excluding dividends or distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value as determined by the directors of the Corporation, but subject to the prior written consent of any stock exchange or over the counter market on which the Common Shares may be listed or if not listed with the approval of the Debenture Trustee, which determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that such distribution is not so made, the Conversion Price shall be re-adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect if only such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed were included in such fraction, as the case may be. In clause (iv) of this subsection (c), the term “dividends or distributions paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends or distributions paid in the ordinary course at the option of shareholders.

(d)
If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in Section 5.5(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person or a sale, conveyance or lease of the properties and assets of the Corporation as an entirety or substantially as an entirety to any other Person or a liquidation, dissolution or winding-up or other similar transaction of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, the number of common shares, shares or other securities or property of the Corporation or of the Person resulting from such reclassification, capital reorganization, merger, amalgamation, arrangement or consolidation, or to which such sale, conveyance or lease may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up or other similar transaction, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the directors of Corporation, to give effect to or to evidence the provisions of this Section 5.5(d), the Corporation, its successor, or such purchasing Person, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale, conveyance or lease or liquidation, dissolution or winding-up or other similar transaction, enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any common shares, shares or other securities or property to which a holder of Debentures is entitled on the exercise of its conversion rights thereafter. Any indenture entered into between the Corporation and the Debenture Trustee pursuant to the provisions of this Section 5.5(d), shall be a supplemental indenture entered into pursuant to the provisions of Article 14. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Debenture Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 5.5(d), and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, arrangements, mergers, sales, conveyances, leases, liquidations, dissolutions, winding-ups or other similar transactions.

(e)
In any case in which this Section 5.5 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 5.5(e), have become the holder of record of such additional Common Shares pursuant to Section 5.4(b).

(f)
The adjustments provided for in this Section 5.5 are cumulative and shall apply to successive subdivisions, re-divisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section 5.5, provided that, notwithstanding any other provision of this Section 5.5, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided however, that any adjustments which by reason of this Section 5.5(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)
In the event of any question arising with respect to the adjustments provided in this Section 5.5, such question shall be conclusively determined by a firm of accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the Corporation’s Auditors); such firm shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Debenture Trustee, and the Debentureholders.

(h)
In case the Corporation shall take any action affecting the Common Shares other than action described in this Section 5.5, which in the opinion of the directors of the Corporation, would materially affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors of the Corporation as the directors of the Corporation, in their sole discretion may determine to be equitable in the circumstances. Failure of such directors to make such an adjustment shall be conclusive evidence that they have determined that it is equitable to make no adjustment in the circumstances. For greater certainty, no adjustment shall be made to the Conversion Price as a result of the issuance of Common Shares issued (i) upon the conversion of Debentures, (ii) upon the exercise of outstanding stock options granted pursuant to the stock option plan of the Corporation, (iii) pursuant to the proposed acquisition of IR Gurus or Evolved Games by the Corporation and (iv) upon the issuance of additional securities of the Corporation in a subsequent financing.

(i)
No adjustment in the Conversion Price shall be made in respect of any event described in Sections 5.5(a), 5.5(b) or 5.5(c) other than the events described in Sections 5.5(a)(i) or 5.5(a)(ii) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(j)
Except as stated above in this Section 5.5, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Common Shares at less than the Current Market Price for such Common Shares on the date of issuance or the then applicable Conversion Price.

5.6	No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Debentures pursuant to this Article 5. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Common Share would, except for the provisions of this Section 5.6, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any Common Share certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest of such Common Share which would have been issuable multiplied by the Current Market Price on the Conversion Date.

5.7	Corporation to Reserve Common Shares

The Corporation covenants with the Debenture Trustee that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of Debentures as provided in this Article 5, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Common Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Debenture Trustee that all Common Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

5.8	Cancellation of Converted Debentures

Except as set forth in Section 5.4(f), all Debentures converted in part, all Debentures converted in whole or in part under the provisions of this Article 5 shall be forthwith delivered to and cancelled by the Debenture Trustee and no Debenture shall be issued in substitution therefor.

5.9	Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 5.5, deliver an Officer’s Certificate to the Debenture Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of accountants appointed by the Corporation and acceptable to the Debenture Trustee (who may be the Corporation’s Auditors) and shall be conclusive and binding on all parties in interest. When so verified, the Corporation shall, except in respect of any subdivision, re-division, reduction, combination or consolidation of the Common Shares referred to in Sections 5.5(a)(i) or 5.5(a)(ii) forthwith give notice to the Debentureholders in the manner provided in Section 11.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has previously given notice under this Section 5.9 covering all the relevant facts in respect of such event and if the Debenture Trustee approves, no such notice need be given under this Section 5.9.

5.10	Notice of Special Matters

The Corporation covenants with the Debenture Trustee that so long as any Debenture remains outstanding, it will give notice to the Debenture Trustee, and to the Debentureholders in the manner provided in Section 11.2, of its intention to fix a record date for any event referred to in Sections 5.5(a), (b) or (c) (other than the subdivision, re-division, reduction, combination or consolidation of its Common Shares referred to in Sections 5.5(a)(i) or 5.5(a)(ii) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than fourteen (14) days in each case prior to such applicable record date.

5.11	Protection of Debenture Trustee

Subject to Section 12.3, the Debenture Trustee:

(a)
shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)	shall not be responsible for calculating or verifying applicable conversion rates with respect to the Debentures;

(c)
shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture; and

(d)
shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Common Shares, share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article 5.

ARTICLE 6
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Debenture Trustee for the benefit of the Debenture Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

6.1	To Pay Principal, Premium (if any) and Interest, etc.

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder all amounts payable in respect of the Debentures of which it is the holder including the principal of, premium (if any) and interest accrued on the Debentures and/or if, applicable, the Redemption Price and the Offer Price on the dates, at the places and in the manner described herein and in the Debentures.

6.2	To Pay Debenture Trustee’s Remuneration

The Corporation will pay the Debenture Trustee reasonable remuneration for its services as Debenture Trustee hereunder and will repay to the Debenture Trustee on demand all monies which shall have been paid by the Debenture Trustee in connection with the execution of the trusts hereby created and such monies including the Debenture Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Debenture Trustee in priority to payment of any principal of the Debentures or interest thereon. Such remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of a court of competent jurisdiction.

6.3	To Give Notice of Default

The Corporation shall notify the Debenture Trustee in writing immediately upon obtaining knowledge of any default or Event of Default hereunder.

6.4	Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper and business-like manner and in material compliance with applicable laws, and will do or cause to be done all things necessary to maintain its existence.

6.5	Keeping of Books

The Corporation will keep or cause to be kept proper books of record and account, in accordance with U.S. generally accepted accounting principles.

6.6	To Provide Financial Statements

The Corporation will furnish to the Debenture Trustee and to each holder of Debentures a copy of all consolidated financial statements of the Corporation, whether annual or interim and the report, if any, of the Corporation’s auditors thereon and all annual or periodic financial reports of the Corporation, which are furnished to the holders of Common Shares promptly upon the distribution thereof to the holders of the Common Shares, provided that the Corporation shall not be required to furnish such statements and reports where holders of Debentures have elected not to receive them in accordance with applicable securities laws.

6.7	Perfection of Security Interest

The Corporation shall file or cause to be filed the financing statements contemplated in Section 8(b) of the Security Agreement and provide a copy thereof to the Debenture Trustee and shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Debenture Trustee may reasonably request, in order to perfect and protect the security interest granted by the Corporation pursuant to this Indenture and the Security Agreement.

6.8	No Distributions on Common Shares if Event of Default

       The Corporation shall not declare or make any distribution to the holders of its issued and outstanding Common Shares after the occurrence of a default or an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist. In addition, the Corporation shall not declare any distribution to the holders of its issued and outstanding Common Shares if at the time the directors of the Corporation or a committee thereof resolves to make the said declaration, the Corporation has actual knowledge that the paying of said distribution on the applicable distribution payment date will result in a default or an Event of Default.

6.9	Performance of Covenants by Debenture Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Debenture Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Debenture Trustee shall be repayable as provided in Section 6.2. No such performance, expenditure or advance by the Debenture Trustee shall be deemed to relieve the Corporation of any default hereunder.

6.10	Certificate of Compliance

The Corporation shall deliver to the Debenture Trustee, within 120 days after the end of each calendar year and at any such other time as may be requested in writing by the Debenture Trustee, an Officer’s Certificate as to the knowledge of such officer of the Corporation who executes the Officer’s Certificate of the Corporation’s compliance with all conditions and covenants in this Indenture certifying that after reasonable investigation and inquiry, the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance of which could, with the giving of notice, lapse of time or otherwise, constitute and Event of Default hereunder, or if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be.

ARTICLE 7
DEFAULT

7.1	Events of Default

Each of the following events constitutes, and is herein referred to as, an “Event of Default”:

(a)	failure for 15 days to pay interest on the Debentures when due and payable;

(b)	failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by declaration or otherwise;

(c)	failure to make an Offer when required as a result of a Change of Control or failure to pay the Offer Price when due and payable;

(d)	default in the observance or performance of any material covenant or condition in the Indenture or the Security Agreement by the Corporation for a period of 30 days;

(e)
except in respect of the granting of priority interests to accounts receivable, as contemplated herein, the granting by the Corporation of any security interest in respect of its assets ranking in priority to the security interest granted in favour of the Debenture Trustee, for and on behalf of the Debentureholders, pursuant to the Security Agreement;

(f)
if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under any applicable bankruptcy, insolvency or analogous laws, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 60 days;

(g)
if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under any applicable bankruptcy, insolvency or analogous laws, or consents to the filing of any such petition or appoints or consents to the appointment of a receiver of, or of any substantial part of, the property of the Corporation or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due;

(h)	an encumbrancer taking possession of or appointing a receiver for all or substantially all property of the Corporation;

(i)
if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 9.1 are duly observed and performed; or

(j)
if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction.

Upon the occurrence of any Event of Default, the Debenture Trustee shall notify the Debentureholders and in accordance with Section 7.2 and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 7.3, by notice in writing to the Corporation declare the principal of, premium, if any, and interest on all Debentures then outstanding and all other monies outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Debenture Trustee and the Corporation shall forthwith pay to the Debenture Trustee for the benefit of the Debentureholders such principal, premium, if any, accrued and unpaid interest and interest on amounts in default on the Debentures and all other monies outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other monies from the date of such declaration until payment is received by the Debenture Trustee, such subsequent interest to be payable at the times and places and in the monies mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any monies so received by the Debenture Trustee shall be applied in the manner provided in Section 7.6. In addition and without limitation to the foregoing, upon the occurrence of any Event of Default, the Debenture Trustee may, in its discretion, exercise all of its rights and remedies under the Security Agreement, including Section 19 thereof.

7.2	Notice of Events of Default

If an Event of Default shall occur and be continuing the Debenture Trustee shall, within 30 days after it receives written notice of the occurrence (or otherwise becomes aware) of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 11.2.

Where notice of the occurrence of any Event of Default is given by the Debenture Trustee under this Section 7.2 and the Event of Default is thereafter cured, the Debenture Trustee shall, within 20 calendar days after becoming aware of the curing of the Event of Default give notice to the Debentureholders in the manner provided in Section 11.2 that the Event of Default is no longer continuing and shall so advise the Corporation in writing in the manner provided by Section 11.1.

7.3	Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)
the holders of the Debentures shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by requisition in writing by the holders of more than 50% of the principal amount of Debentures then outstanding, to instruct the Debenture Trustee to waive any Event of Default and to cancel any declaration made by the Debenture Trustee pursuant to Section 7.1 and the Debenture Trustee shall thereupon waive the Event of Default and cancel such declaration, or either, upon such terms and conditions as

(b)
shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of more than 50% of the principal amount of the outstanding Debentures of that series shall be entitled to exercise the foregoing power and the Debenture Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(c)
the Debenture Trustee, so long as it has not become bound to declare the principal of, premium (if any), and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Debenture Trustee’s opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Debenture Trustee in the exercise of its discretion, upon such terms and conditions as the Debenture Trustee may deem advisable.

No such act or omission either of the Debenture Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

7.4	Enforcement by the Debenture Trustee

Subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Debenture Trustee, forthwith after the same shall have been declared to be due and payable under Section 7.1, the principal of, premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Debenture Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as trustee hereunder to obtain or enforce payment of such principal of, premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Debenture Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Debenture Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Debenture Trustee shall deem expedient.

The Debenture Trustee shall be entitled and empowered, either in its own name or as Debenture Trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Debenture Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting the Corporation’s property. The Debenture Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Debenture Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Debenture Trustee, in order to have the respective claims of the Debenture Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that subject to Section 7.3, nothing contained in this Indenture shall be deemed to give to the Debenture Trustee, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Debenture Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Debenture Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Debenture Trustee shall be brought in the name of the Debenture Trustee as trustee of an express trust, and any recovery of judgment shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Debenture Trustee (and also any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Debenture Trustee shall be a party) the Debenture Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

In addition and without limitation to the foregoing or the terms of the Security Agreement, upon the occurrence of any Event of Default, subject to the provisions of Section 7.3 and to the provisions of any Extraordinary Resolution that may be passed by the Debentureholders, the Debenture Trustee may, in its discretion, exercise all of its rights and remedies under the Security Agreement, including those expressly set forth in Section 19 thereof which remedies include: exercising and enforcing any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code; the right to enter upon and into and take possession of all or such part or parts of the properties of the Corporation; selling the collateral in one or more parcels at public or private sale, at any of the Debenture Trustee’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Debenture Trustee may reasonably believe are commercially reasonable; and using, without charge, all of the Corporation’s property.

7.5	No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of, premium (if any) or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless: (a) such holder shall previously have given to the Debenture Trustee written notice of the happening of an Event of Default hereunder; and (b) the Debentureholders by Extraordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Debenture Trustee and the Debenture Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and (c) the Debentureholders or any of them shall have furnished to the Debenture Trustee, when so requested by the Debenture Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; and (d) the Debenture Trustee shall be entitled to act and shall have failed to act within a reasonable time after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Debenture Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures.

7.6	Application of Monies by Debenture Trustee

(a)
Except as herein otherwise expressly provided, any monies received by the Debenture Trustee from the Corporation or upon the exercise of rights under the Security Agreement pursuant to the foregoing provisions of this Article 7, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation or otherwise under the Security Agreement, shall be applied, together with any other monies in the hands of the Debenture Trustee available for such purpose, as follows:

(i)
first, in payment or in reimbursement to the Debenture Trustee of its compensation, costs, charges, expenses, borrowings, advances or other monies furnished or provided by or at the instance of the Debenture Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)
second, but subject as hereinafter in this Section 7.6 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of, premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Extraordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)	third, in payment of the surplus, if any, of such monies to the Corporation or its assigns;

(iv)
provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal of, premium (if any) or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any affiliate (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any affiliate but only to the extent of such Person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)
The Debenture Trustee shall not be bound to apply or make any partial or interim payment of any monies coming into its hands if the amount so received by it, after reserving thereout such amount as the Debenture Trustee may think necessary to provide for the payments mentioned in Section 7.6(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 12.9 until the money or the investments representing the same, with the income derived therefrom, together with any other monies for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall not, however, apply to a final payment in distribution hereunder.

7.7	Notice of Payment by Debenture Trustee

Not less than 15 days notice shall be given in the manner provided in Section 11.2 by the Debenture Trustee to the Debentureholders of any payment to be made under this Article 7. Such notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal monies, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

7.8	Debenture Trustee May Demand Production of Debentures

The Debenture Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 7 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Debenture Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Debenture Trustee shall deem sufficient.

7.9	Remedies Cumulative

No remedy herein conferred upon or reserved to the Debenture Trustee, or upon or to the holders of Debentures or under the Security Agreement, is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law or by statute.

7.10	Judgment Against the Corporation

The Corporation covenants and agrees with the Debenture Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against it in favour of the Debentureholders or in favour of the Debenture Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other monies owing hereunder.

ARTICLE 8
SATISFACTION AND DISCHARGE

8.1	Cancellation and Destruction

All Debentures shall forthwith after payment thereof, whether on the Maturity Date, Redemption Date, the date of a Change of Control or on any other payment date, be delivered to the Debenture Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Debenture Trustee and, if required by the Corporation, the Debenture Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

8.2	Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or shall not accept payment on account thereof and give such receipt therefor, if any, as the Debenture Trustee may require:

(a)	the Corporation shall be entitled to pay or deliver to the Debenture Trustee and direct it to set aside; or

(b)
in respect of monies or Common Shares in the hands of the Debenture Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Debenture Trustee to set aside; or

(c)	if the redemption was pursuant to notice given by the Debenture Trustee, the Debenture Trustee may itself set aside;

the principal, premium (if any) or the interest, as the case may be, on such holder’s Debentures in trust to be paid to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such monies or Common Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the monies or Common Shares, if applicable, so set aside by the Debenture Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 8.3.

8.3	Repayment of Unclaimed Monies or Common Shares

        Subject to applicable law, any monies or Common Shares, if applicable, set aside under Section 8.2 and not claimed by and paid to holders of Debentures as provided in Section 8.2 within six years after the date of such setting aside shall be repaid and delivered to the Corporation by the Debenture Trustee and thereupon the Debenture Trustee shall be released from all further liability with respect to such monies or Common Shares, if applicable, and thereafter the holders of the Debentures in respect of which such monies or Common Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the monies or Common Shares, if applicable, from the Corporation subject to any limitation provided by the laws of the Province of Alberta. Notwithstanding the foregoing, the Debenture Trustee will, pursuant to a written direction of the Corporation, pay any remaining funds prior to the expiry of six years after the setting aside described in Section 8.2 to the Corporation upon receipt from the Corporation, or one of its Subsidiaries (on behalf of the Corporation), of an uncontested letter of credit from a U.S. federally chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of six years after such setting aside, the Corporation shall reimburse the Debenture Trustee for any amounts so set aside which are required to be paid by the Debenture Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to six years after such setting aside.

8.4	Discharge

The Debenture Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Debenture Trustee), upon proof being given to the reasonable satisfaction of the Debenture Trustee that the principal of, premium (if any) and interest (including interest on amounts in default, if any), on all the Debentures and all other monies payable hereunder have been paid or satisfied or that all the Debentures having matured or having been duly called for redemption, payment of the principal of, premium (if any) and interest (including interest on amounts in default, if any) on such Debentures and of all other monies payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

8.5	Satisfaction

(a)
The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures or all of the outstanding Debentures of any series and the Debenture Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i)
the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust funds or property in trust for the purpose of making payment on or conversion of such Debentures, an amount in money or Common Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, on the Debentures to the Maturity Date, or any repayment date or Redemption Dates or Dates of Conversion, as the case may be, of such Debentures; or

(ii)	the Corporation has deposited or caused to be deposited with the Debenture Trustee as trust property in trust for the purpose of making payment on such Debentures:

(A)
if the Debentures are issued in U.S.dollars, such amount in U.S. dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of the United States or Common Shares, if applicable; or

(B)
if the Debentures are issued in a currency or currency unit other than U.S. dollars, cash in the currency or currency unit in which the Debentures are payable and/or such amount in such currency or currency unit of direct obligations of, or obligations the principal and interest of which are guaranteed by, the government that issued the currency or currency unit in which the Debentures are payable or Common Shares, if applicable;

as will, together with the income to accrue thereon, be sufficient to pay and discharge the entire amount of principal, premium, if any and accrued and unpaid interest to the Maturity Date, Redemption Date or any repayment date, as the case may be, of all such Debentures;

(b)  and in either event:

(iii)
the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Debenture Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Debenture Trustee in connection with the payment of such Debentures); and

(iv)
the Corporation has delivered to the Debenture Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Debenture Trustee referred to in this Section 8.5 shall be irrevocable, subject to Section 8.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Debenture Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, and all other amounts owing on the Debentures being satisfied.

(b)
Upon the satisfaction of the conditions set forth in this Section 8.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of such Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2, Article 4, Article 5, Section 7.4 and Article 9 and the provisions of Article 1 pertaining to the foregoing provisions) shall no longer be binding upon or applicable to the Corporation.

(c)
Any funds or obligations deposited with the Debenture Trustee pursuant to this Section 8.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)
If the Debenture Trustee is unable to apply any money or securities in accordance with this Section 8.5 by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 8.5 until such time as the Debenture Trustee is permitted to apply all such money or securities in accordance with this Section 8.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the rights of the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Debenture Trustee.

8.6	Continuance of Rights, Duties and Obligations

(a)
Where trust funds or trust property have been deposited pursuant to Section 8.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2, Article 4, Article 5and Article 9 and the provisions of Article 1 pertaining to the foregoing.

(b)
In the event that, after the deposit of trust funds or trust property pursuant to Section 8.5 in respect of a series of Debentures (the “Defeased Debentures”), any holder of any of the Defeased Debentures from time to time converts its Debentures to Common Shares or other securities of the Corporation in accordance with Subsection 2.4(f), Article 5 or any other provision of this Indenture, the Debenture Trustee shall upon receipt of a Written Direction of the Corporation return to the Corporation the proportionate amount of the funds or other trust property deposited with the Debenture Trustee pursuant to Section 8.5 in respect of the Defeased Debentures which is applicable to the Defeased Debentures so converted (which amount shall be based on the applicable principal amount of the Defeased Debentures being converted in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

(c)
In the event that, after the deposit of trust funds or trust property pursuant to Section 8.5, the Corporation is required to make an Offer to purchase any outstanding Debentures pursuant to Subsection 2.4(h) in relation to Initial Debentures or to make an offer to purchase Debentures pursuant to any other similar provisions relating to any other series of Debentures, the Corporation shall be entitled to use any trust money or trust property deposited with the Debenture Trustee pursuant to Section 8.5 for the purpose of paying to any holders of Defeased Debentures who have accepted any such offer of the Corporation the total Offer Price payable to such holders in respect of such Offer in respect of Initial Debentures (or the total offer price payable in respect of an offer relating to any other series of Debentures). Upon receipt of a Written Direction from the Corporation, the Debenture Trustee shall be entitled to pay to such holder from such trust money or trust property deposited with the Debenture Trustee pursuant to Section 8.5 in respect of the Defeased Debentures the amount which is applicable to the Defeased Debentures held by such holders who have accepted any such offer (which amount shall be based on the applicable principal amount of the Defeased Debentures held by accepting offerees in relation to the aggregate outstanding principal amount of all the Defeased Debentures).

ARTICLE 9
SUCCESSORS

9.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 10, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, conveyance, lease, sale or otherwise, unless:

(a)
prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)	the Successor will have assumed by way of supplemental indenture all the covenants and obligations of the Corporation under this Indenture and the Security Agreement in respect of the Debentures;

(ii)	the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture;

(iii)
the Successor is a corporation, partnership, limited liability company or trust organized or existing under the laws of a state of the United States or such other jurisdiction as may be approved by an Extraordinary Resolution of the Debentureholders; and

(iv)
the Successor shall consent to the jurisdiction of the courts of the Province of Alberta, in respect of the Indenture, and the State of New York, in respect of the Security Agreement, and or such other jurisdictions as may be approved by an Extraordinary Resolution of the Debentureholders;

(b)
such transaction, in the opinion of Counsel, shall be on such terms as to substantially preserve and not impair any of the rights and powers of the Debenture Trustee or of the Debentureholders hereunder;

(c)
no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would with the giving of notice or lapse of time constitute an Event of Default hereunder; and

(d)
the Corporation shall have delivered to the Debenture Trustee an Officer’s Certificate confirming that all requirements of this Article 9 have been complied with in respect of such transaction or series of transactions.

9.2	Vesting of Powers in Successor

Whenever the conditions of Section 9.1 shall have been duly observed and performed, any Successor formed by or resulting from such transaction or series of transactions shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Debenture Trustee an opinion of Counsel to the effect that the transaction or series of transactions shall not result in any material adverse tax consequences to the Corporation or the Successor. The Debenture Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 10
MEETINGS OF DEBENTUREHOLDERS

10.1	Right to Convene Meeting

The Corporation may at any time and from time to time, and the Debenture Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Debenture Trustee failing, within 30 days after receipt of any such request and such funding of indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Calgary, Alberta or at such other place as may be approved or determined by the Debenture Trustee.

10.2	Notice of Meetings

(a)
At least 21 days’ and not more than 60 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 11.2 and a copy of such notice shall be sent by post to the Debenture Trustee in the manner provided by Section 11.3, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 9. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)
If the business to be transacted at any meeting by Extraordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 10.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Sections 10.2(c) and (d)), then:

(i)	a reference to such fact, indicating each series of Debentures in the opinion of the Debenture Trustee so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case

(ii)	the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(iii)
the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 10.15 unless in addition to compliance with the other provisions of this Article 9:

(A)
at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 9 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% (or in the case of an Extraordinary Resolution not less than 66 2/3%) of the principal amount of the Debentures of such series then outstanding voted on the resolution; or

(B)
in the case of action taken or power exercised by instrument in writing under Section 10.15, such instrument is signed in one or more counterparts by the holders of not less than 66 2/3% in principal amount of the Debentures of such series then outstanding.

(c)
Subject to Section 10.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an opinion of Counsel, which shall be binding on all Debentureholders, the Debenture Trustee and the Corporation for all purposes hereof.

(d)	A proposal:

(i)
to extend the Maturity Date of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof,

(ii)	to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)	to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 10.2 or Sections 10.4, 10.12 and 10.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

10.3	Chairman

An individual, who need not be a Debentureholder, nominated in writing by the Corporation (if the Corporation convenes the meeting) or chosen by a majority of the Debentureholders present in person or by proxy at the meeting (in any other case) shall be chairman of the meeting and if no individual is so nominated by the Corporation or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some individual present to be chairman.

10.4	Quorum

Subject to the provisions of Section 10.12, at any meeting of the Debentureholders a quorum shall consist of one or more Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned and reconvened on the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned and reconvened on the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the reconvened meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 10.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at a reconvened meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

10.5	Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

10.6	Show of Hands

Every question submitted to a meeting shall, subject to Section 10.7, be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him or which are represented by a proxy given in his favour.

10.7	Poll

On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures and of each especially affected series, if applicable, represented at the meeting and voted on the poll.

10.8	Voting

On a show of hands every Person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll, each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency unit other than U.S. dollars, the principal amount thereof for these purposes shall be computed in U.S. dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency unit as reported by the Federal Reserve bank of New York at 12:00 noon (New York time) on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $1,000. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them be present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

10.9	Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Debenture Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)
the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any Person signing on behalf of a Debentureholder;

(b)
the deposit of instruments appointing proxies at such place as the Debenture Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)
the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, or sent by other electronic means before the meeting to the Corporation -or to the Debenture Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and their authorized representatives and Persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

10.10	Persons Entitled to Attend Meetings

The Corporation and the Debenture Trustee, by their respective trustees, officers and directors, the Auditors of the Corporation and the legal advisers of the Corporation, the Debenture Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

10.11	Powers Exercisable by Extraordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a)
power to authorize the Debenture Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium, or interest, the payment of which is extended, is at the time due or overdue;

(b)
power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Debenture Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)	power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the

Corporation and to authorize the Debenture Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)
power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 9.1 shall have been complied with;

(e)
power to direct or authorize the Debenture Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)
power to waive, and direct the Debenture Trustee to waive, any default hereunder and/or cancel any declaration made by the Debenture Trustee pursuant to Section 7.1 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(g)
power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)
power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 7.5, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)
power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)
power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Debenture Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)
power to remove the Debenture Trustee from office and to appoint a new Debenture Trustee or Debenture Trustees provided that no such removal shall be effective unless and until a new Debenture Trustee or Debenture Trustees shall have become bound by this Indenture;

(l)
power to sanction the exchange of the Debentures for or the conversion thereof into units, bonds, debentures or other securities or obligations of the Corporation or of any other person formed or to be formed;

(m)	power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 10.11(1);

(n)
power to require the Debenture Trustee to exercise any power, right or remedy or authority given to it by this Indenture in any manner specified in such Extraordinary Resolution, or to refrain from exercising any such power, right, remedy or authority;

(o)
power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise; and

(p)	power to amend, alter or repeal any Extraordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 10.11(j).

10.12	Meaning of “Extraordinary Resolution”

(a)
The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Debentureholders (including a reconvened meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the affirmative votes of the holders of not less than 66 2/3% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 66 2/3% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)
If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned and shall be reconvened to such date, being not less than 14 nor more than 60 days later, and at such place and time as may be appointed by the chairman. Not less than 10 days notice shall be given of the time and place of such reconvened meeting in the manner provided in Section 11.2. Such notice shall state that at the reconvened meeting the Debentureholders present in person or by proxy shall form a quorum. At the reconvened meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such reconvened meeting and passed thereat by the affirmative vote of holders of not less than 66 2/3% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

10.13	Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

10.14	Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by a party appointed for such purpose by the Corporation, at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

10.15	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 10 provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 66 2/3% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

10.16	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 10 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 10.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Debenture Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.

10.17	Evidence of Rights Of Debentureholders

(a)
Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)	The Debenture Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

10.18	Concerning Serial Meetings

Subject to Section 10.2(d), if in the opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 10.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 10 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 11
NOTICES

11.1	Notice to Corporation

Any notice to the Corporation under the provisions of this Indenture shall be valid and effective if delivered to the Corporation at: 4000 Bridgeway, Suite 101, Sausalito, California 94965, Attention: President, or if given by registered letter, postage prepaid, to such offices and so addressed and if mailed, shall be deemed to have been effectively given three days following the mailing thereof. The Corporation may from time to time notify the Debenture Trustee in writing of a change of address which thereafter, until changed by like notice, shall be the address of the Corporation for all purposes of this Indenture.

11.2	Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Calgary (or in such of those cities as, in the opinion of the Debenture Trustee, is sufficient in the particular circumstances), each such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in each of the newspapers in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Debenture.

11.3	Notice to Debenture Trustee

Any notice to the Debenture Trustee under the provisions of this Indenture shall be valid and effective if delivered to the Debenture Trustee(by certified postage or overnight mail) at its principal office in the City of Calgary, Alberta at 2300, 125 - 9 Avenue S.E., Calgary, AB T2G 0P6, Attention: Manager, Corporate Trust or if given by registered letter, postage prepaid, to such office and so addressed and, if mailed, shall be deemed to have been effectively given three days following the mailing thereof.

11.4	Mail Service Interruption

 If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Debenture Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 11.3, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 11.3.

ARTICLE 12
CONCERNING THE DEBENTURE TRUSTEE

12.1	No Conflict of Interest

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Debenture Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 12.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Debenture Trustee shall, within 30 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 12.2.

Subject to the preceding paragraph, the Debenture Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into business transactions with the Corporation or any of its affiliates without being liable to account for any profit made thereby.

12.2	Replacement of Debenture Trustee

The Debenture Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation 90 days notice in writing or such shorter notice as the Corporation may accept as sufficient. If at any time a material conflict of interest exists in the Debenture Trustee’s role as a fiduciary hereunder the Debenture Trustee shall, within 30 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 12.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Debenture Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Debenture Trustee unless a new Debenture Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Debenture Trustee or any Debentureholder may apply to an applicable court in the Province of Alberta, on such notice as such court may direct at the Corporation’s expense, for the appointment of a new Debenture Trustee but any new Debenture Trustee so appointed by the Corporation or by such court shall be subject to removal as aforesaid by the Debentureholders and the appointment of such new Debenture Trustee shall be effective only upon such new Debenture Trustee becoming bound by this Indenture. On any new appointment the new Debenture Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Debenture Trustee.

Any company into which the Debenture Trustee may be merged or, with or to which it may be consolidated or amalgamated, or any company resulting from any merger, consolidation or amalgamation to which the Debenture Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Debenture Trustee or of the Corporation, the Debenture Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Debenture Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Debenture Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Debenture Trustee to the successor Debenture Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Debenture Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Debenture Trustee, be made, executed, acknowledged and delivered by the Corporation.

12.3	Duties and Obligations of Debenture Trustee

       In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Debenture Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances. The Debenture Trustee may use its own judgment in the performance of its duties as trustee, but at any time it may apply to the

Corporation or to the Debenture Trustee's counsel , for instructions or advice, and the Corporation will fully protect and hold the Debenture Trustee harmless from all liability for any action taken, or not taken, by the Debenture Trustee in accordance with or pursuant to such instructions or advice that may be given to it.

The duties and obligations of the Debenture Trustee shall be determined solely by the provisions hereof and, accordingly, the Debenture Trustee shall not be responsible except for the performance of such duties and obligations as it has undertaken herein.

The Debenture Trustee may delegate to any person the performance of any of the powers vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Debenture Trustee may think to be in the interests of the Debentureholders.

12.4	Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Debenture Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Debenture Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Debenture Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 12.5, if applicable, and with any other applicable requirements of this Indenture. The Debenture Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Debenture Trustee may rely on an opinion of Counsel satisfactory o the Debenture Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation.

The Debenture Trustee shall have no obligation to ensure or verify compliance with any applicable laws or regulatory requirements on the issue or transfer of any Debentures or Common Shares provided such issue or transfer is effected in accordance with the terms of this Indenture. The Debenture Trustee shall be entitled to process all transfers, redemptions and conversions upon the presumption that such transfer, redemption or conversion is permissible pursuant to all applicable laws and regulatory requirements if such transfer, redemption or conversion is effected in accordance with the terms of this Indenture. The Debenture Trustee shall have no obligation to ensure that legends appearing on the Debentures or Common Shares comply with regulatory requirements or securities laws of any applicable jurisdiction.

12.5	Evidence and Authority to Debenture Trustee, Opinions, etc.

The Corporation shall furnish to the Debenture Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Debenture Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Debenture Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished to the Debenture Trustee in accordance with the terms of this Section 12.5 or (b) at any other time at the request of the Debenture Trustee. Such evidence of compliance shall consist of:

(a)
a certificate made by any one trustee of the Corporation or officer or director of the Corporation, stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)
in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)	in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the

Corporation whom the Debenture Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms of this Indenture.

Whenever such evidence relates to a matter other than the certificates and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other Person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a trustee, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the Person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the Person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such Person the conditions precedent in question have been complied with or satisfied.

The Corporation shall, two business days prior to each Interest Payment Date, furnish to the Debenture Trustee its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance.

12.6	Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Debenture Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Debenture Trustee, if acting in good faith, may rely upon an Officer’s Certificate.

12.7	Experts, Advisers and Agents

The Debenture Trustee may:

(a)
employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Debenture Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)
employ such agents and other assistants as it may reasonably require for the proper discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof and any solicitors employed or consulted by the Debenture Trustee may, but need not be, solicitors for the Corporation.

12.8	Investment of Monies Held by Debenture Trustee

       Unless otherwise provided in this Indenture, any monies held by the Debenture Trustee, which, under the trusts of this Indenture, may or ought to be invested or which may be on deposit with the Debenture Trustee or which may be in the hands of the Debenture Trustee, may be invested and reinvested in the name or under the control of the Debenture Trustee in securities in which trustees are authorized to invest trust monies under applicable legislation, provided that such securities are expressed to mature within two years or such shorter period selected to facilitate any payments expected to be made under this Indenture (“Authorized Investments”), after their purchase by the Debenture Trustee, and unless and until the Debenture Trustee shall have declared the principal of, premium (if any) and interest on the Debentures to be due and payable, the Debenture Trustee shall so invest such monies at the written direction of the Corporation given in a reasonably timely manner.

The Debenture Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments, other than in the event of the gross negligence, fraud or willful misconduct of the Debenture Trustee.

Unless and until the Debenture Trustee shall have declared the principal of, premium (if any) and interest on the Debentures to be due and payable, the Debenture Trustee shall pay over to the Corporation all interest received by the Debenture Trustee in respect of any Authorized Investments made pursuant to the provisions of this Section.

12.9	Debenture Trustee Not Ordinarily Bound

Except as provided in Section 7.2 and as otherwise specifically provided herein, the Debenture Trustee shall not, subject to Section 12.3, be bound to give notice to any Person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Debenture Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Extraordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 10, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

12.10	Debenture Trustee Not Required to Give Security

The Debenture Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

12.11	Debenture Trustee Not Bound to Act on Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Debenture Trustee shall not be bound to act in accordance with any direction or request of or on behalf of the Corporation until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Debenture Trustee, and the Debenture Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Debenture Trustee to be genuine.

12.12	Conditions Precedent to Debenture Trustee’s Obligations to Act Hereunder

The obligation of the Debenture Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Debenture Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Debenture Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Debenture Trustee to protect and hold harmless the Debenture Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof

None of the provisions contained in this Indenture shall require the Debenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Debenture Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Debenture Trustee the Debentures held by them for which Debentures the Debenture Trustee shall issue receipts.

Except as provided specifically herein, the Debenture Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof and provided with such evidence of compliance with every covenant, condition or other requirement specified herein, to be furnished to the Debenture Trustee in connection with such notice, act, action or proceeding or in connection with the exercise of its rights and duties hereunder and such other evidence of compliance with the provisions of this Indenture as the Debenture Trustee may reasonably require.

Except as provided specifically herein, the Debenture Trustee shall not be bound to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation's business, unless the Debenture Trustee shall have been required to do so by a resolution of Debentureholders passed in accordance with the provisions contained herein.

The Debenture Trustee shall not be required to take notice of any Event of Default hereunder, unless and until notified in writing of such Event of Default, which notice shall distinctly specify the Event of Default desired to be brought to the attention of the Debenture Trustee, and, in the absence of any such notice, the Debenture Trustee may for all purposes of this Indenture conclusively assume that no Event of Default has occurred. No such notice shall in any way limit the discretion herein given to the Debenture Trustee to determine whether or not the Debenture Trustee shall take action with respect to any Event of Default.

12.13	Authority to Carry on Business

The Debenture Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in the Province of Alberta and to perform its obligations hereunder, but if, notwithstanding the provisions of this Section 12.13, it ceases to be so authorized, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Debenture Trustee shall, within 90 days after ceasing to be authorized to carry on the business, either become so authorized or resign in the manner and with the effect specified in Section 12.2. The Corporation acknowledges that the Debenture Trustee is not authorized to carry on business as a trust company in the United States and confirm that the trust governed by this Indenture is formed pursuant to the laws of the Province of Alberta.

12.14	Compensation and Indemnity

(a)
The Corporation shall pay to the Debenture Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Debenture Trustee, and shall pay or reimburse the Debenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Debenture Trustee in the administration or execution of its duties under this Indenture and the Security Agreement (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Debenture Trustee under this Indenture shall be finally and fully performed. The Debenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.

(b)
The Corporation hereby indemnifies and saves harmless the Debenture Trustee and its directors, officers, employees and agents from and against any and all loss, damages, charges, expenses, claims, demands, actions or liability whatsoever which may be brought against the Debenture Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder or as security trustee under the Security Agreement save only in the event of the gross negligence, fraud or wilful misconduct of the

Debenture Trustee. This indemnity will survive the termination or discharge of this Indenture and the Security Agreement and the resignation or removal of the Debenture Trustee. The Debenture Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity provided that the failure to provide such notice shall in no way impair this indemnity. The Corporation shall defend the claim and the Debenture Trustee shall co-operate (at the expense of the Corporation) in the defense. The Debenture Trustee may have separate counsel and the Corporation shall pay the reasonable fees and expenses of such Counsel. The Corporation need not pay for any settlement made without its consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Debenture Trustee or the discharge of this Indenture or the Security Agreement.

(c)
The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Debenture Trustee through gross negligence, fraud or wilful misconduct as finally determined by a court of competent jurisdiction.

12.15	Duties as Security Trustee

The powers conferred on the Debenture Trustee (as security trustee under the Security Agreement) are solely to protect its interest and the interests of the Debentureholders in the Collateral (as defined in the Security Agreement) and shall not impose any duty upon it to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, and (c) any duty expressly imposed on the Debenture Trustee by applicable laws with respect to any Collateral that has not been waived by the Corporation hereunder, the Debenture Trustee shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Debenture Trustee. Without limiting the generality of the foregoing, the Debenture Trustee shall have no duty, as to any Collateral, for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral, whether or not the Debenture Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral but, in each case, the Debenture Trustee may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations (as defined in the Security Agreement). The Debenture Trustee shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Debenture Trustee accords its own property of like kind. The Debenture Trustee will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Corporation with respect to the Collateral in the Debenture Trustee’s possession if the Debenture Trustee in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Debenture Trustee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care. Notwithstanding anything to the contrary contained herein or in the Security Agreement, the Debenture Trustee is irrevocably authorized by each Debentureholder (without any further requirement of notice to or consent of any such Debentureholder) to take any action requested by the Corporation to release the Collateral to the extent necessary to permit consummation of the transactions contemplated in Section 27 of the Security Agreement. Nothing herein contained shall impose upon the Debenture Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of the Security Agreement or any instrument ancillary or supplemental hereto

12.16	Acceptance of Trust

The Debenture Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various Persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth. The Debenture Trustee shall only be liable for its own gross negligence, willful misconduct or fraud and shall not be liable for any act or default on the part of any agent employed by it or for having permitted any agent to receive and retain any monies payable to the Debenture Trustee provided that any such agent or employee is appointed, employed or retained in accordance with the obligations of the Debenture Trustee pursuant to Section 12.3.

ARTICLE 13
SUPPLEMENTAL INDENTURES

13.1	Supplemental Indentures

From time to time the Debenture Trustee and, when authorized by a resolution of the directors of the Corporation, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)	providing for the issuance of Additional Debentures under this Indenture;

(b)
changing or eliminating any restrictions on the payment of the principal of or the premium, if any, on the Debentures provided that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby;

(c)
adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for events of default, in addition to those herein specified;

(d)
making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Debenture Trustee relying on an opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(e)	altering the provisions of the Indenture in respect of the exchange or transfer of Debentures;

(f)
evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(g)	giving effect to any action by, or any direction from, the Debentureholders permitted to be taken or given, as the case may be, by the Debentureholders under this Indenture; and

(h)
for any other purpose not inconsistent with the terms of this Indenture, provided that in the opinion of the Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

Unless the supplemental indenture requires the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, by an ordinary resolution or Extraordinary Resolution, the consent or concurrence of Debentureholders or the holders of a particular series of Debentures, as the case may be, shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture. Further, the Corporation and the Debenture Trustee may without the consent or concurrence of the Debentureholders or the holders of a particular series of Debentures, as the case may be, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or clerical mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation provided for the issue of Debentures, providing that in the opinion of the Debenture Trustee (relying upon an opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

ARTICLE 14
EXECUTION AND FORMAL DATE

14.1	Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

14.2	Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of October 19, 2006 irrespective of the actual date of execution hereof

(b)  IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

RED MILE ENTERTAINMENT, INC.

By:    __________________________
Name: Chester Aldridge
Title: President and CEO

OLYMPIA TRUST COMPANY

By:    _________________________
Name:
Title:

By:    _________________________
Name:
Title:

SCHEDULE “A”

TO THE INDENTURE

BETWEEN

RED MILE ENERGY INC. AND

OLYMPIA TRUST COMPANY

FORM OF INITIAL DEBENTURE

SCHEDULE “A”

UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL NOT TRADE THESE SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF [INSERT DATE OF DISTIBUTION OF THE SECURITIES] AND THE DATE THE CORPORATION BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA].

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE ON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQURIEMENTS OF THE ACT AFTER PROVIDING A LEGAL OPINION TO SUCH EFFECT IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

No. ●	$˜
RED MILE ENTERTAINMENT INC.

(Incorporated under the laws of the State of Delaware)

5.5% SENIOR SECURED CONVERTIBLE DEBENTURE
DUE OCTOBER ●, 2008

RED MILE ENTERTAINMENT INC. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the trust indenture (the “Indenture”) dated as of October 19, 2006 between the Corporation and Olympia Trust Company (the “Debenture Trustee”), promises to pay to

 **[REGISTRATION]**

 the registered holder hereof, on presentation and surrender of this Debenture, the sum of ˜ Dollars ($˜) in lawful money of the United States (the “Principal Amount”) on October ●, 2008 (the “Maturity Date”) or on such earlier date as the Principal Amount hereof may become due in accordance with the provisions of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 5.5% per annum, in like money, in arrears in equal (with the exception of the first interest payment which will include interest from October ●, 2006 as set forth below) semi-annual instalments (less any tax required by law to be deducted) on September 15 and March 15 in each year commencing on March 15, 2007 and the last payment (representing interest payable from the last Interest Payment Date to, but excluding, the Maturity Date) to fall due on the Maturity Date and, should the Corporation at any time default in the payment of any principal, premium (if any) or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates. The first interest payment will include interest accrued from October ●, 2006 to, but excluding March 15, 2007.

Interest hereon shall be payable by cheque mailed by prepaid ordinary mail or by electronic transfer of funds to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or payment by electronic funds transfer shall, to the extent of the sum represented thereby (plus the amount of any tax withheld and remitted), satisfy and discharge all liability for interest on this Initial Debenture. The Corporation may, on notice as provided in the Indenture and subject to the restrictions set forth in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to pay all or any portion of the interest payable on this Initial Debenture and due on any Interest Payment Date by the issue of that number of Common Shares obtained by dividing the applicable amount of interest by the Current Market Price of the Common Shares in effect on the Interest Payment Date.

-A2-

This Debenture is one of the 5.5% Senior Secured Convertible Debentures (referred to herein as the “Initial Debenture”) of the Corporation issued under the provisions of the Indenture. The Initial Debentures authorized for issue are limited to an aggregate principal amount of $10,000,000 in lawful money of the United States. Reference is hereby expressly made to the Indenture for a description of the terms and conditions upon which the Initial Debentures are issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Debenture Trustee, all to the same effect as if the provisions of the Indenture were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents. To the extent that anything contained herein is inconsistent with or conflicts with the provisions of the Indenture, the provisions of the Indenture shall govern.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof. Upon compliance with the provisions of the Indenture, Debentures of any denomination may be exchanged for an equal aggregate principal amount of Debentures in any other authorized denomination or denominations. The whole, or if this Initial Debenture is a denomination in excess of $1,000, any part which is $1,000 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Debenture Trustee in Calgary, Alberta at any time prior to the close of business on the Maturity Date or, if this Initial Debenture is called for redemption on or prior to such date, then up to but not after 5:00 p.m. (Eastern time) on the last Business Day immediately preceding the date specified for redemption of this Initial Debenture, into Common Shares (without adjustment for interest accrued hereon or for dividends or distributions on Common Shares issuable upon conversion) at a conversion price of $1.75 (the “Conversion Price”) per Common Share, being a rate of approximately 571 Common Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. No Debentures may be converted during the five Business Days preceding and including September 15 and March 15 in each year as the registers of the Debenture Trustee will be closed during such periods. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified. No fractional Common Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest determined in accordance with the Indenture. Holders converting their Debentures will receive accrued and unpaid interest thereon. If a Debenture is surrendered for conversion on an Interest Payment Date or during the five preceding Business Days, the Person or Persons entitled to receive Common Shares in respect of the Debenture so surrendered for conversion shall not become the holder or holders of record of such Common Shares until the Business Day following such Interest Payment Date.

This Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein and herein set out provided that this Initial Debenture is not redeemable before the first anniversary of the date of issuance, except in the event of the satisfaction of certain conditions after a Change of Control has occurred. On and after first anniversary of the Issue Date and prior to the Maturity Date, the Initial Debentures are redeemable at the option of the Corporation provided that the Current Market Price of the Common Shares on the date on which notice of redemption is given is not less than $3.00 at a price equal to 110% of the principal amount of the Initial Debentures and, in addition thereto, at the time of redemption, the Corporation shall pay to the holder accrued and unpaid interest thereon. The Corporation may, on notice as provided in the Indenture and subject to the restrictions set forth in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy its obligation to pay all or any portion of the applicable Redemption Price and any accrued and unpaid interest thereon by the issue of that number of Common Shares obtained by dividing the aggregate of the outstanding principal amount of the Initial Debentures to be redeemed and any accrued and unpaid interest thereon by the Conversion Price in effect on the Redemption Date.

Upon the occurrence of a Change of Control of the Corporation, the Corporation is required to make an offer to purchase all of the Initial Debentures at a price equal to 110% of the principal amount of such Initial Debentures plus accrued and unpaid interest (if any) up to, but excluding, the date the Initial Debentures are so repurchased (the “Offer”). If 90% or more of the principal amount of all Initial Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Debenture Trustee have been tendered for purchase pursuant to the Offer, the Corporation has the right to redeem and shall redeem all the remaining outstanding Initial Debentures effective as of the same date and at the same price.

The Corporation may, on notice as provided in the Indenture and subject to the restrictions set forth in the Indenture, at its option and subject to any applicable regulatory approval, elect to satisfy the obligation to repay all

-A3-

or any portion of the principal amount of this Initial Debenture and any accrued and unpaid interest thereon due on the Maturity Date by the issue of that number of Common Shares obtained by dividing the principal amount of this Initial Debenture and any accrued and unpaid interest thereon by the Current Market Price in effect on the Maturity Date.

This Initial Debentures is a direct obligation of the Corporation secured against all of present and after acquired personal property of the Corporation to the extent a security interest in such collateral may be created and perfected under Article 9 of the New York Uniform Commercial Code (and as applicable the Delaware Uniform Commercial Code) provided however that the Corporation may factor or otherwise sell its accounts receivable in the ordinary course of business or secure such accounts receivable in priority to the Initial Debentures in favour of a third party lender.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding thereunder (or in certain circumstances specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debenture or the Indenture.

This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Debenture Trustee in Calgary, Alberta and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Debenture Trustee may designate. No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Debenture Trustee or other registrar, and upon compliance with such reasonable requirements as the Debenture Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation. Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Debenture Trustee under the Indenture.

Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture.

IN WITNESS WHEREOF RED MILE ENTERTAINMENT INC. has caused this Debenture to be signed by its authorized representatives as of the ● day of October, 2006.

RED MILE ENTERTAINMENT INC.

By: _______________________________

This Initial Debenture is one of the 5.5% Senior Secured Convertible Debentures referred to in the Indenture within mentioned.

OLYMPIA TRUST COMPANY

By: _______________________________________
(Authorized Officer)

Date of Certification:

-A4-

FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ____________________________________ whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $______________ principal amount hereof) of RED MILE ENTERTAINMENT INC. standing in the name(s) of the undersigned in the register maintained by the Corporation with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Debenture Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

Dated:

Address of Transferee:
(Street Address, City, Province and Postal Code)

Social Insurance Number of Transferee, if applicable:

*If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount (which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non-integral multiple of 1,000 by reason of your having exercised your right to exchange upon the making of an Offer, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

1.
The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever. The signature(s) must be guaranteed by a Canadian chartered bank or trust company or by a member of an acceptable Medallion Guarantee Program. Notarized or witnessed signatures are not acceptable as guaranteed signatures. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

2.	The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Debenture

Signature of Guarantor:

Authorized Officer    Signature of transferring registered holder

Name of Institution

SCHEDULE “B”

TO THE INDENTURE

BETWEEN

RED MILE ENERGY INC. AND

OLYMPIA TRUST COMPANY

FORM OF REDEMPTION NOTICE

SCHEDULE “B”

Form of Redemption Notice

RED MILE ENTERTAINMENT INC.

5.5% SENIOR SECURED CONVERTIBLE DEBENTURES

REDEMPTION NOTICE

To:	Holders of 5.5% Senior Secured Convertible Debentures (the “Debentures”) of Red Mile Entertainment Inc.(the “Corporation”)

And to: Olympia Trust Company (the “Debenture Trustee”)

Note: All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the trust indenture (the “Indenture”) dated as of October 19, 2006 between the Corporation and the Debenture Trustee, that the aggregate principal amount of $______________ of the $______________ of Debentures outstanding will be redeemed as of ___________________________ (the “Redemption Date”), upon payment of a redemption amount of $_____________ for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $_______________ (the “Redemption Price”), and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Total Redemption Price”).

The Total Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Olympia Trust Company
2300, 125 - 9 Avenue SE
Calgary, AB T2G 0P6

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Total Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Total Redemption Price pursuant to the Indenture.

[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to the holders of Debentures $______________ of the Redemption Price payable to holders of Debentures in accordance with this notice by issuing and delivering to the holders that number of Common Shares obtained by dividing the Redemption Price by the Conversion Price in effect on the Redemption Date.]

[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay the holders of Debentures $_______________ of the accrued and unpaid interest up to but excluding the Redemption Date payable to holders of the Debentures in accordance with this notice by issuing and delivering to the holders that number of Common Shares obtained by dividing the applicable amount of interest by the Conversion Price in effect on the Redemption Date.]

-B2-

 No fractional Common Shares shall be delivered upon the exercise by the Corporation of the above-mentioned redemption right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Conversion Price on the Redemption Date (less any tax required to be deducted, if any).

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make the delivery to the Debenture Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, of certificates representing the Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and, if only a portion of the Debentures or the interest are to be redeemed by issuing Common Shares, cash representing the balance of the Redemption Price and interest.

DATED:

RED MILE ENTERTAINMENT INC.

(Authorized Signatory)

SCHEDULE “C”

TO THE INDENTURE

BETWEEN

RED MILE ENERGY INC. AND

OLYMPIA TRUST COMPANY

FORM OF MATURITY NOTICE

SCHEDULE “C”

Form of Maturity Notice

RED MILE ENTERTAINMENT INC.

5.5% SENIOR SECURED CONVERTIBLE DEBENTURES

MATURITY NOTICE

To:	Holders of 5.5% Senior Secured Convertible Debentures (the “Debentures”) of Red Mile Entertainment Inc. (the “Corporation”)

And to: Olympia Trust Company (the “Debenture Trustee”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

(y)  Notice is hereby given pursuant to Section 4.9(b) of the trust indenture (the “Indenture”) dated as of October 19, 2006, as the same may be amended, supplemented or restated between the Corporation and the Debenture Trustee,, that the Debentures are due and payable as of _______________ (the “Maturity Date”) [and the Corporation elects to satisfy its obligation to pay to holders of Debentures the principal amount of all of the Debentures and any accrued and unpaid interest thereon outstanding on the Maturity Date by issuing and delivering to the holders that number of Common Shares equal to the number obtained by dividing such principal amount of the Debentures and any accrued and unpaid interest thereon by the Current Market Price of Common Shares in effect on the Maturity Date.]

(z)  No fractional Common Shares shall be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Maturity Date (less any tax required to be deducted, if any).

(aa)  In this connection, upon presentation and surrender of the Debentures for payment on the Maturity Date, the Corporation shall, on the Maturity Date, make delivery to the Debenture Trustee, at its principal corporate trust office in Calgary, Alberta, for delivery to and on account of the holders, of certificates representing the Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and if only a portion of the Debentures and interest thereon are to be repaid by issuing Common Shares, cash representing the balance of the principal amount due on the Maturity Date and all accrued and unpaid interest up to but excluding the Maturity Date.

DATED:

RED MILE ENTERTAINMENT INC.

______________________________
(Authorized Signatory)

SCHEDULE “D”

TO THE INDENTURE

BETWEEN

RED MILE ENTERTAINMENT INC. AND

OLYMPIA TRUST COMPANY

FORM OF NOTICE OF CONVERSION

SCHEDULE “D”

Form of Notice of Conversion

CONVERSION NOTICE

To:  Red Mile Entertainment Inc.

And To:  Olympia Trust Company (The “Debenture Trustee”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

(bb)  The undersigned registered holder of 5.5% Senior Secured Convertible Debentures bearing Certificate No. ______________ irrevocably elects to convert such Debentures (or $_______________ principal amount thereof*) in accordance with the terms of the Indenture referred to in such Debentures and tenders herewith the Debentures, and, if applicable, directs that the Common Shares of Red Mile Entertainment Inc. issuable upon a conversion be issued and delivered to the Person indicated below. (If Common Shares are to be issued in the name of a Person other than the holder, all requisite transfer taxes must be tendered by the undersigned).

Dated:
(Signature of Registered Holder)

*	If less than the full principal amount of the Debentures, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).

NOTE:
If Common Shares are to be issued in the name of a Person other than the holder, the signature must be guaranteed by a chartered bank, a trust company or by a member of an acceptable Medallion Guarantee Program. The Guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

(Print name in which Common Shares are to be issued, delivered and registered)

Name:

(Address)

(City, Province and Postal Code)

Name of guarantor:

Authorized signature:

SCHEDULE “E”

TO THE INDENTURE

BETWEEN

RED MILE ENTERTAINMENT INC. AND

OLYMPIA TRUST COMPANY

FORM OF SHARE INTEREST PAYMENT NOTICE

SCHEDULE “E”

Form of Share Interest Payment Notice

RED MILE ENTERTAINMENT INC.

5.5% SENIOR SECURED CONVERTIBLE DEBENTURES

SHARE INTEREST PAYMENT NOTICE

To:	Holders of 5.5% Convertible Unsecured Subordinated Debentures (the “Debentures”) of Red Mile Entertainment Inc. (the “Corporation”)

And to: Olympia Trust Company (the “Debenture Trustee”)

Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

(cc)  Notice is hereby given pursuant to Section 2.17(b) of the trust indenture (the “Indenture”) dated as of October 19, 2006, as the same may be amended, supplemented or restated between the Corporation and the Debenture Trustee, that interest is due and payable as of _______________ (the “Interest Payment Date”) and the Corporation elects to satisfy its obligation to pay to holders of Debentures the amount of such interest on all of the Debentures outstanding on the Interest Payment Date by issuing and delivering to the holders that number of Common Shares equal to the number obtained by dividing such amount of interest by the Current Market Price of the Common Shares in effect on the Interest Payment Date.

(dd)  No fractional Common Shares shall be delivered on exercise by the Corporation of the above mentioned repayment right but, in lieu thereof the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Common Shares on the Interest Payment Date (less any tax required to be deducted, if any).

(ee)  In this connection, the Corporation shall, on the Interest Payment Date, make delivery to the Debenture Trustee, at its principle corporate trust office in Calgary, Alberta, for delivery to and on account of the holders, of certificates representing the Common Shares to which holders are entitled together with the cash equivalent in lieu of fractional Common Shares, and if only a portion of the interest is to be paid by issuing Common Shares, cash representing the balance of the interest due on the Interest Payment Date.

DATED:

RED MILE ENTERTAINMENT INC.

_________________________________
(Authorized Signatory)

SCHEDULE “F”

TO THE INDENTURE

BETWEEN

RED MILE ENTERTAINMENT INC. AND

OLYMPIA TRUST COMPANY

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of October 19, 2006, is made and given by RED MILE ENTERTAINMENT, INC., a corporation organized under the laws of the State of Delaware (the “Grantor”), to OLYMPIA TRUST COMPANY, a trust company incorporated under the laws of the Province of Alberta in its capacity as Debenture Trustee (the “Security Trustee”).

RECITALS

A. The Grantor will or may become, or is now, indebted in the amount of a minimum of US$5,000,000 to Debentureholders under Initial Debentures issued under that certain Trust Indenture dated October 19, 2006 (the “Indenture”).

B. The Security Trustee is the Debenture Trustee under the Indenture.

C. Under the terms of the Indenture the Grantor has agreed, and is required, to grant a security interest over all of its personal property to the Debenture Trustee as security for its obligations to, and for the benefit of, the Debentureholders under the Initial Debentures. The security interest granted hereunder shall be subordinated to any security interest granted over the Grantor's accounts receivable to secure indebtedness to any commercial bank, financial institution or other lender(s).

D. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Security Trustee.

NOW, THEREFORE, in consideration of the premises and in order to induce the Debentureholders to extend or continue credit accommodations to the Grantor, the Grantor hereby agrees with the Security Trustee for the benefit of the Debentureholders of the Initial Debentures as follows:

Section 1. Defined Terms.

1 (a) As used in this Agreement, the following terms shall have the meanings indicated:

“Account” shall mean the rights of the Grantor to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not such right has been earned by performance, all guaranties and security therefor, and all interests in the goods the sale or lease of which gave rise thereto, including the right to stop such goods in transit.

“Account Debtor” shall mean a Person who is obligated on or under any Account, Chattel Paper, Instrument or General Intangible.

“Chattel Paper” shall mean a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; when a transaction is evidenced by both a security agreement or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Security Trustee by the Grantor under this Agreement.

“Debentureholders” has the meaning ascribed to such term in the Indenture.

“Debenture Trustee” means the Security Trustee in its capacity as debenture trustee under the Indenture.

“Document” shall mean any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, together with any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” shall mean all machinery, equipment, motor vehicles, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“Event of Default” shall have the meaning given to such term in Section 18 hereof.

“Financing Statement” shall have the meaning given to such term in Section 4 hereof.

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Documents, Instruments and money) including choses in action, causes of action, contract rights, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Indenture” means that certain Trust Indenture dated October 19, 2006 between the Grantor and the Debenture Trustee providing for the issue of debentures of various series including the Initial Debentures.

“Initial Debentures” means up to US$10,000,000 of 5.5% senior secured convertible debentures issued by the Grantor to the Debentureholders in one or more closings, and such term has the meaning ascribed thereto in the Indenture.

“Instrument” shall mean a draft, check, certificate of deposit, note, bill of exchange, security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Inventory” shall mean any and all goods owned or held by or for the account of the Grantor for sale or lease, or for furnishing under a contract of service, or as raw materials, work in process, materials incorporated in or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Grantor or repossessed by the Grantor or stopped in transit.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Obligations” shall mean (a) all principal of, and interest on, the Initial Debentures and any extensions, renewals or replacements thereof, (b) all liabilities of the Grantor under the Indenture and (c) all liabilities of the Grantor under this Agreement.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Security Interest” shall have the meaning given such term in Section 2 hereof.

1 (b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in the Uniform Commercial Code in effect in the State of New York as of the date of this Agreement to the extent such other terms are defined therein.

1 (c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Security Trustee a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2 (a) All Accounts.

2 (b) All Chattel Paper.

2 (c) All Documents.

2 (d) All Equipment.

2 (e) All General Intangibles.

2 (f) All Instruments.

2 (g) All Inventory.

2 (h) To the extent not otherwise included in the foregoing, (i) all other rights to the payment of money, including rents and other sums payable to the Grantor under leases, rental agreements and other Chattel Paper and insurance proceeds, and each letter-of-credit right and all investment property; (ii) all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Grantor or any computer bureau from time to time acting for the Grantor; (iii) all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Grantor, the proceeds of which are payable to the Grantor; and (iv) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing.

2 (i) To the extent not otherwise included, all proceeds and products of any and all of the foregoing.

Section 3. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the Accounts, Chattel Paper, General Intangibles and other items included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Security Trustee of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under any items included in the Collateral, and (c) the Security Trustee shall have no obligation or liability under Accounts, Chattel Paper, General Intangibles and other items included in the Collateral by reason of this Agreement, nor shall the Security Trustee be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Collateral. The Grantor has (or will have at the time it acquires rights in Collateral hereafter acquired or arising) and will maintain so long as the Security Interest may remain outstanding, title to each item of Collateral (including the proceeds and products thereof), free and clear of all Liens except (i) the Security Interest and (ii) a Lien over the Grantor’s accounts receivable granted to a commercial bank, financial institution or other lender(s) (and the Security Trustee shall subordinate its Security Interest in such accounts receivable to such commercial bank, financial institution or other lender(s)). The Grantor will defend the Collateral against all claims or demands of all Persons (other than the Security Trustee) claiming the Collateral or any interest therein. As of the date of execution of this Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of any jurisdiction (a "Financing Statement") covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Security Trustee relating to this Agreement.

Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral, except sales of items of Inventory and accounts receivable in the ordinary course of business. For clarity, Grantor is permitted to factor its accounts receivable so long as the same are sold in the ordinary course of business to a recognized commercial factor for their reasonable fair market value. To facilitate such factoring, the Security Trustee shall permit, and the Financing Statement shall expressly provide, that sales of accounts receivable at the reasonable fair market value thereof shall automatically, without any further act or deed, be released from the Security Interest.

Section 6. Names, Offices, Locations. The Grantor does business solely under its own name and the trade names and styles, if any, set forth on Schedule II hereto. Except as noted on said Schedule, no such trade names or styles and no trademarks or other similar marks owned by the Grantor are registered with any governmental unit. The chief place of business and chief executive office and the office where it keeps its books and records concerning the Accounts and General Intangibles and the originals of all Chattel Paper, Documents and Instruments are located at its address set forth on the signature page hereof. All items of Equipment and Inventory existing on the date of this Agreement are located at the places specified on Schedule I hereto. The Grantor will immediately notify the Security Trustee of any additional state in which any item of Inventory or Equipment is hereafter located. The Grantor will from time to time at the request of the Security Trustee provide the Security Trustee with current lists as to the locations of the Equipment and Inventory. The Grantor will not permit any Inventory, Equipment, Chattel Paper or Documents or any records pertaining to Accounts and General Intangibles to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Grantor will not change its name or the location of its chief place of business and chief executive office unless the Security Trustee has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Security Trustee such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 7. Rights to Payment. Except as the Grantor may otherwise advise the Security Trustee in writing, each Account, Chattel Paper, Document, General Intangible and Instrument constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation of the Account Debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay or perform such obligation. Without the Security Trustee’s prior written consent, the Grantor will not agree to any modifications, amendments, subordinations, cancellations or terminations of the obligations of any such Account Debtors or other obligors except in the ordinary course of business (including the issuance of price protection credits, returns credits, marketing co-op credits, and similar credits in the normal course of business) and in amounts not exceeding $200,000 per Account Debtor or other obligor in any calendar year. The Grantor will perform and comply in all material respects with all its obligations under any items included in the Collateral and exercise promptly and diligently its rights thereunder.

Section 8. Further Assurances; Attorney-in-Fact.

8 (a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Security Trustee may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Security Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion). Without limiting the generality of the foregoing, the Grantor will, promptly and from time to time at the request of the Security Trustee: (i) mark, or permit the Security Trustee to mark, conspicuously its books, records, and accounts showing or dealing with the Collateral, and each item of Chattel Paper included in the Collateral, with a legend, in form and substance satisfactory to the Security Trustee, indicating that each such item of Collateral and each such item of Chattel Paper is subject to the Security Interest granted hereby; (ii) deliver and pledge to the Security Trustee, all

    Instruments and Documents, duly indorsed or accompanied by duly executed instruments of transfer or assignment, with full recourse to the Grantor, all in form and substance satisfactory to the Security Trustee; (iii) execute and file such Financing Statements or continuation statements in respect thereof, or amendments thereto, and such other instruments or notices (including fixture filings with any necessary legal descriptions as to any goods included in the Collateral which the Security Trustee determines might be deemed to be fixtures, and instruments and notices with respect to vehicle titles), as may be necessary or desirable, or as the Security Trustee may request, in order to perfect, preserve, and enhance the Security Interest granted or purported to be granted hereby; and (iv) obtain waivers, in form satisfactory to the Security Trustee, of any claim to any Collateral from any landlords or mortgagees of any property where any Inventory or Equipment is located.

8 (b) The Grantor hereby authorizes the Security Trustee to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any Financing Statement covering the Collateral or any part thereof shall be sufficient as a Financing Statement where permitted by law.

8 (c) The Grantor will furnish to the Security Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Security Trustee may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Security Trustee.

8 (d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Security Trustee in this Agreement, the Grantor hereby appoints the Security Trustee the Grantor’s attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in the Security Trustee’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Security Trustee may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

Section 9. Taxes and Claims. The Grantor will promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

Section 10. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including a record of all payments received and credits granted with respect to all Accounts , Chattel Paper and other items included in the Collateral.

Section 11. Inspection, Reports, Verifications. The Grantor will at all reasonable times permit the Security Trustee or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located. The Grantor will from time to time when requested by the Security Trustee furnish to the Security Trustee a report on its Accounts, Chattel Paper, General Intangibles and Instruments, naming the Account Debtors or other obligors thereon, the amount due and the aging thereof. The Security Trustee or its designee, upon 5 days prior written notice to the Grantor, is authorized to contact Account Debtors and other Persons obligated on any such Collateral from time to time to verify the existence, amount and/or terms of such Collateral.

Section 12. Notice of Loss. The Grantor will promptly notify the Security Trustee of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 13. Insurance. The Grantor will keep the Inventory and Equipment insured against “all risks” for the full replacement cost thereof subject to a deductible not exceeding US$1,000 and with an insurance company or companies satisfactory to the Security Trustee, the policies to protect the Security Trustee as its interests may appear, with such policies or certificates with respect thereto to be delivered to the Security Trustee at its request. Each such policy or the certificate with respect thereto shall provide that such policy shall not be canceled or allowed to lapse unless at least 30 days prior written notice is given to the Security Trustee.

Section 14. Lawful Use; Fair Labor Standards Act. The Grantor will use and keep the Collateral, and will require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance. All Inventory of the Grantor as of the date of this Agreement that was produced by the Grantor or with respect to which the Grantor performed any manufacturing or assembly process was produced by the Grantor (or such manufacturing or assembly process was conducted) in compliance in all material respects with all requirements of the Fair Labor Standards Act, and all Inventory produced, manufactured or assembled by the Grantor after the date of this Agreement will be so produced, manufactured or assembled, as the case may be.

Section 15. Action by the Security Trustee. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Security Trustee shall have (and the Grantor hereby grants to the Security Trustee) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Security Trustee’s option, in the Security Trustee’s name) and to take any and all other actions which the Security Trustee may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Security Trustee on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Security Trustee in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Security Trustee, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 16. Insurance Claims. As additional security for the payment and performance of the Obligations, the Grantor hereby assigns to the Security Trustee any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Grantor with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto. At any time, whether before or after the occurrence of any Event of Default, the Security Trustee may (but need not), in the Security Trustee’s name or in Grantor’s name, execute and deliver proofs of claim, receive all such monies, indorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Notwithstanding any of the foregoing, so long as no Event of Default exists the Grantor shall be entitled to all insurance proceeds with respect to Equipment or Inventory provided that such proceeds are applied to the cost of replacement Equipment or Inventory.

Section 17. The Security Trustee’s Duties. The powers conferred on the Security Trustee hereunder are solely to protect its interest and the interests of the Debentureholders in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) filing the Financing Statement(s) contemplated in Section 8(b) hereof, (d) subordinating its interest in accounts receivable as contemplated in Section 4 and (e) any duty expressly imposed on the Security Trustee by applicable Laws with respect to any Collateral that has not been waived by the Grantor hereunder, the Security Trustee shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Security Trustee. Without limiting the generality of the foregoing, the Security Trustee shall have no duty, as to any Collateral, for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (iii) taking any action to protect against any diminution in value of the Collateral, whether or not the Security Trustee has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral but, in each case, the Security Trustee may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations The Security Trustee shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Security Trustee accords its own property of like kind. The Security Trustee will take action in the nature of exchanges, conversions, redemptions, tenders and the like requested in writing by the Grantor with respect to the Collateral in the Security Trustee’s possession if the Security Trustee in its reasonable judgment determines that such action will not impair the Security Interest or the value of the Collateral, but a failure of the Security Trustee to comply with any such request shall not of itself be deemed a failure to exercise reasonable care.

Section 18. Default. Each of the events described as an event of default under Section 7.1 of the Indenture shall be an “Event of Default” under this Agreement.

Section 19. Remedies on Default. Without limiting its rights and remedies as Debenture Trustee under Article 7 of the Indenture, upon the occurrence of an Event of Default and at any time thereafter:

19 (a) The Security Trustee may exercise and enforce any and all rights and remedies available upon default to a secured party under the Uniform Commercial Code.

19 (b) The Security Trustee shall have the right to enter upon and into and take possession of all or such part or parts of the properties of the Grantor, including lands, plants, buildings, Equipment, Inventory and other property as may be necessary or appropriate in the judgment of the Security Trustee to permit or enable the Security Trustee to manufacture, produce, process, store or sell or complete the manufacture, production, processing, storing or sale of all or any part of the Collateral, as the Security Trustee may elect, and to use and operate said properties for said purposes and for such length of time as the Security Trustee may deem necessary or appropriate for said purposes without the payment of any compensation to Grantor therefor. The Security Trustee may require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Security Trustee forthwith, assemble all or part of the Collateral as directed by the Security Trustee and make it available to the Security Trustee at a place or places to be designated by the Security Trustee.

19 (c) Any sale of Collateral may be in one or more parcels at public or private sale, at any of the Security Trustee’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Security Trustee may reasonably believe are commercially reasonable. The Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and the Security Trustee may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

19 (d) The Security Trustee is hereby granted a license or other right to use, without charge, all of the Grantor’s property, including, without limitation, all of the Grantor’s labels, trademarks, copyrights, patents and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and the Grantor’s rights under all licenses and all franchise agreements shall inure to the Security Trustee’s benefit until the Obligations are paid in full.

19 (e) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 24 hereof at least ten calendar days prior to the date of intended disposition or other action, and the Security Trustee may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property.

Section 20. Remedies as to Certain Rights to Payment. Upon the occurrence of an Event of Default and at any time thereafter the Security Trustee may notify any Account Debtor or other Person obligated on any Accounts or other Collateral that the same have been assigned or transferred to the Security Trustee and that the same should be performed as requested by, or paid directly to, the Security Trustee, as the case may be. The Grantor shall join in giving such notice, if the Security Trustee so requests. The Security Trustee may, in the Security Trustee’s name or in the Grantor’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such Collateral or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligation of any such Account Debtor or other Person. If any payments on any such Collateral are received by the Grantor after an Event of Default has occurred, such payments shall be held in trust by the Grantor as the property of the Security Trustee and shall not be commingled with any funds or property of the Grantor and shall be forthwith remitted to the Security Trustee for application on the Obligations.

Section 21. Application of Proceeds. Without limiting its rights and remedies as Debenture Trustee under Article 7 of the Indenture, all cash proceeds received by the Security Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Security Trustee, be held by the Security Trustee as collateral for, or then or at any time thereafter be applied in whole or in part by the Security Trustee against, all or any part of the Obligations (including, without limitation, any expenses of the Security Trustee payable pursuant to Section 22 hereof).

Section 22. Costs and Expenses; Indemnity. The Grantor will pay or reimburse the Security Trustee on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Security Trustee in connection with the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest. The Grantor shall indemnify and hold the Security Trustee harmless from and against any and all claims, losses and liabilities (including reasonable attorneys’ fees) growing out of or resulting from this Agreement and the Security Interest hereby created (including enforcement of this Agreement) or the Security Trustee’s actions pursuant hereto, except claims, losses or liabilities resulting from the Security Trustee’s gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Any liability of the Grantor to indemnify and hold the Security Trustee harmless pursuant to the preceding sentence shall be part of the Obligations secured by the Security Interest. The obligations of the Grantor under this Section shall survive any termination of this Agreement.

Section 23. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Security Trustee. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Security Trustee. All rights and remedies of the Security Trustee shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Security Trustee’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Security Trustee of its remedies hereunder, absent this waiver.

Section 24. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 25. Grantor Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Security Trustee has no fiduciary relationship to the Grantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Grantor and the Security Trustee.

Section 26. Continuing Security Interest. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations and the expiration of the obligations, if any, of the Security Trustee to extend credit accommodations to the Grantor, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Security Trustee and its successors, transferees, and assigns.

Section 27. Termination of Security Interest. Upon payment in full of the Obligations and the expiration of any obligation of the Security Trustee to extend credit accommodations to the Grantor, the Security Interest granted hereby shall terminate. Upon any such termination, the Security Trustee will return to the Grantor such of the Collateral then in the possession of the Security Trustee as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Security Trustee. As used in this Section, “Grantor” includes any assigns of Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 28. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

   Section 29. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN NEW YORK CITY, NEW YORK; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 30. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 31. Waiver of Jury Trial. EACH OF THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 32. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 33. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantor and the Security Trustee shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations. The Grantor waives notice of the acceptance of this Agreement by the Security Trustee. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

RED MILE ENTERTAINMENT, INC.

By ___________________________

Title __________________________
Address for Grantor:

4000 Bridgeway, Suite 101,
Sausalito, California 94965
Fax

Grantor’s Tax ID # 20-4441647

Address for the Security Trustee:
Olympia Trust Company
2300, 125 - 9th Avenue S.E.
Calgary, Alberta T2G OP6
Fax (403) 265-1455

SCHEDULE I
to
Security Agreement

Locations of Equipment and Inventory as of September 30, 2006:

Raw Materials: $53,789.79 at warehouse of Lixivian Corporation in Minnesota;
Finished Goods: $15,899.13 at warehouse of Lixivian Corporation in Minnesota;
Raw Materials and Finished Goods: $40,000 at warehouse of Zomax Corp. in Minnesota.

Lixivian Corporation is a third party manufacturer of PC Games; Their offices are located at the following:

153 East Lake Street
Wayzata, MN 55391

Zomax Corp. is a third party manufacturer of PC Games; Their offices are located at the following:

5353 Nathan Lane
Plymouth, MN 55442

SCHEDULE II
to
Security Agreement

Trade Names and Trade Styles

Red Mile’s sole registered trademark is the Red Mile Entertainment, Inc. name.

(Suggested Exhibit for Financing Statement.
NOT PART OF THE SECURITY AGREEMENT.)

EXHIBIT A
TO FINANCING STATEMENT

Debtor:   Red Mile Entertainment, Inc.
4000 Bridgeway, Suite 101,
Sausalito, California 94965

Security Trustee: Olympia Trust Company
2300, 125 - 9th Avenue S.E.
Calgary, Alberta T2G OP6

This Financing Statement covers the following types (or items) of property:

All of the Debtor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

All Accounts

All Chattel Paper

All Documents

All Equipment

All General Intangibles

All Instruments

All Inventory

To the extent not otherwise included in the foregoing, (i) all other rights to the payment of money, including rents and other sums payable to the Debtor under leases, rental agreements and other Chattel Paper and insurance proceeds; (ii) all books, correspondence, credit files, records, invoices, bills of lading, and other documents relating to any of the foregoing, including, without limitation, all tapes, cards, disks, computer software, computer runs, and other papers and documents in the possession or control of the Debtor or any computer bureau from time to time acting for the Debtor; (iii) all rights in, to and under all policies insuring the life of any officer, director, stockholder or employee of the Debtor, the proceeds of which are payable to the Debtor; and (iv) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing

To the extent not otherwise included, all proceeds and products of any and all of the foregoing.

Debtor is permitted to factor its accounts receivable so long as the same are sold in the ordinary course of business at the fair market value thereof. Accounts receivable factored as aforesaid shall automatically, without any further act or deed, be released from the security interest evidenced by this financing statement.

Debtor is permitted to grant to a commercial bank, financial institution or other lenders a security interest in its accounts receivable and the Secured Party’s security interest in such accounts receivable shall be subordinate to such creditor’s security interest in such accounts receivable.

DEFINED TERMS

As used in this Financing Statement, the following terms shall have the meanings indicated:

“Account” shall mean the rights of the Debtor to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not such right has been earned by performance, all guaranties and security therefor, and all interests in the goods the sale or lease of which gave rise thereto, including the right to stop such goods in transit.

“Chattel Paper” shall mean a writing or writings which evidence both a monetary obligation and a security interest in or lease of specific goods; when a transaction is evidenced by both a security agreement or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

“Document” shall mean any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, together with any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

“Equipment” shall mean all machinery, equipment, furniture, furnishings and fixtures, including all accessions, accessories and attachments thereto, and any guaranties, warranties, indemnities and other agreements of manufacturers, vendors and others with respect to such Equipment.

“General Intangibles” shall mean any personal property (other than goods, Accounts, Chattel Paper, Documents, Instruments and money) including choses in action, causes of action, contract rights, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Instrument” shall mean a draft, check, certificate of deposit, note, bill of exchange, security or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

“Inventory” shall mean any and all goods owned or held by or for the account of the Debtor for sale or lease, or for furnishing under a contract of service, or as raw materials, work in process, materials incorporated in or consumed in the production of any of the foregoing and supplies, in each case wherever the same shall be located, whether in transit, on consignment, in retail outlets, warehouses, terminals or otherwise, and all property the sale, lease or other disposition of which has given rise to an Account and which has been returned to the Debtor or repossessed by the Debtor or stopped in transit.